Filed Pursuant to Rule 424(b)(5)
Registration No. 333-157573

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated August 3, 2009

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED FEBRUARY 27, 2009)

$

International Paper Company

        % Notes due

The notes will bear interest at the rate of         % per year. Interest on the notes will be payable on                      and                      of each year, beginning                     , 2010. Interest on the notes will be subject to adjustment upon the occurrence of the events discussed under the caption “Description of the Notes — Interest Rate Adjustment.” The notes will mature on                     ,         . We may redeem some or all of the notes at any time at the redemption prices discussed under the caption “Description of the Notes — Optional Redemption.” If we experience a Change of Control Triggering Event, we will be required to offer to repurchase the notes from holders at 101% of the principal amount thereof. See “Description of the Notes — Change of Control Triggering Event.”

The notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

	Per Note	Total
Public Offering Price	%	$
Underwriting Discount	%	$
Proceeds to International Paper (before expenses)%		$

Interest on the notes will accrue from                     , 2009.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The underwriters expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company, including Euroclear and Clearstream Luxembourg, as participants, on or about                     , 2009.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan
BNP PARIBAS	UBS Investment Bank

                    , 2009

PROSPECTUS SUPPLEMENT

i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission, or the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (A) this prospectus supplement, which describes the terms of the notes that we are currently offering, and (B) the accompanying prospectus, which provides, among other things, general information about our debt securities, some of which may not apply to the notes that we are currently offering. The information contained in this prospectus supplement supersedes any inconsistent information included or incorporated by reference in the accompanying prospectus.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the table of contents above. All such cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.

As used in this prospectus supplement, the terms “International Paper,” the “Company,” “we,” “us” and “our” refer to International Paper Company and its subsidiaries, unless the context requires otherwise, such as in “Summary — The Offering” and “Description of the Notes.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. These include statements concerning our financial condition, results of operations and business. These statements are often identified by the words “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” and words of similar import.

ii

These forward-looking statements reflect our current views with respect to future events and are subject to risks and uncertainties. A number of factors, including those discussed under “Risk Factors,” could cause our actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include, among other things, the following:

•	the amount of our debt obligations,

•	our ability to refinance or repay our debt,

•	downgrades in credit ratings,

•	changes in the cost or availability of raw materials, energy and transportation,

•	economic cyclicality and changes in consumer preferences in the industries in which we operate,

•	changes in the pricing and demand for our products,

•	the effects of competition in the United States and internationally,

•	continued adverse developments in general business and economic conditions,

•	the impairment of financial institutions with which we execute transactions,

•	pension and health care costs,

•	pension plan funding obligations that could be material over the next several years,

•	changes in international conditions,

•	unanticipated expenditures relating to the cost of compliance with environmental and other governmental regulations,

•	results of legal proceedings,

•	material disruptions at one of our manufacturing facilities,

•	risks related to operations conducted by joint ventures and

•	changes in tax laws.

In view of such uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information concerning these and other factors is contained in our filings with the SEC, including, but not limited to, our (i) Annual Report on Form 10-K for the year ended December 31, 2008 as updated by our Current Report on Form 8-K filed on May 13, 2009 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

iii

SUMMARY

International Paper Company

We are a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. We are a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898.

On August 4, 2008, we completed our purchase of the Containerboard, Packaging and Recycling business of Weyerhaeuser Company, which we refer to as the CBPR business. We refer to this transaction as the CBPR Acquisition.

In the United States at June 30, 2009 we operated 23 pulp, paper and packaging mills, 146 converting and packaging plants, 19 recycling plants and three bag facilities. Production facilities at June 30, 2009 in Europe, Asia, Latin America and South America included seven pulp, paper and packaging mills, 54 converting and packaging plants and two recycling plants. We distribute printing, packaging, graphic arts, maintenance and industrial products principally through 235 distribution branches in the United States and 35 distribution branches located in Canada, Mexico and Asia. At June 30, 2009, we owned or managed approximately 200,000 acres of forestlands in the United States, approximately 250,000 acres in Brazil and had, through licenses and forest management agreements, harvesting rights on government-owned forestlands in Russia. Substantially all of our businesses have experienced, and are likely to continue to experience, cycles relating to industry capacity and general economic conditions.

For management and financial reporting purposes, our businesses are separated into six segments: Industrial Packaging; Printing Papers; Consumer Packaging; Distribution; Forest Products; and Specialty Businesses and Other. The Company’s 50% equity interest in Ilim Holding S.A. is also a separate reportable industry segment.

For the fiscal year ended December 31, 2008, our net sales were $24.8 billion and the net loss attributable to us was $1.3 billion, which includes goodwill impairment charges of $1.8 billion. For the fiscal quarter ended March 31, 2009, our net sales were $5.7 billion and the net earnings attributable to us were $257 million.

The address of our principal executive offices is 6400 Poplar Avenue, Memphis, Tennessee 38197 and our main telephone number is 901-419-7000.

Recent Developments

The following is a discussion of our preliminary results for the quarter ended June 30, 2009. The information is subject to completion and issuance of our quarterly report on Form 10-Q for the quarter ended June 30, 2009.

Consolidated Results

On July 30, 2009, we reported preliminary 2009 second-quarter net earnings attributable to International Paper of $136 million compared with net earnings attributable to International Paper of $257 million in the first quarter of 2009 and $227 million in the second quarter of 2008. Earnings from continuing operations before income taxes and equity earnings in the second quarter of 2009 totaled $520 million, compared with earnings of $518 million in the first quarter of 2009 and $302 million in the second quarter of 2008. These amounts include special items, including a $294 million after-tax gain in the second quarter of 2009 and a $330 million after-tax gain in the first quarter of 2009 for alternative fuel mixture credits. See “Effects of Special Items” below. The first and second quarter of 2009 include the results of the CBPR business, which was acquired on August 4, 2008.

Net sales were $5.8 billion in the second quarter of 2009 compared with $5.7 billion in the first quarter of 2009 and $5.8 billion in the second quarter of 2008.

During the second quarter of 2009, we recorded $1.4 billion of cash provided by operations, including $688 million from the receipt of alternative fuel mixture credits, net of fees paid, and we invested $131 million of cash in capital projects.

Segment Results

Industrial Packaging segment operating profit increased to $382 million in the second quarter of 2009 (including a $208 million gain relating to alternative fuel mixture credits, a charge of $48 million to write down assets at the Etienne mill in France to estimated fair value, a charge of $15 million for severance and other costs related to the Etienne mill and a charge of $18 million for integration costs related to the CBPR Acquisition), up from $360 million in the first quarter of 2009 (which included a $208 million gain relating to alternative fuel mixture credits and charges of $36 million for integration costs related to the CBPR Acquisition). Excluding special items, operating profit increased to $255 million in the second quarter of 2009, up from $188 million in the first quarter of 2009. The improvement quarter over quarter reflected improved volume, favorable input costs, strong manufacturing operations and synergy benefits related to the CBPR Acquisition, which offset weakened pricing.

Printing Papers reported segment operating profit of $279 million in the second quarter of 2009 (including a $197 million gain relating to alternative fuel mixture credits and a charge of $4 million for the shutdown of the Louisiana mill and the Franklin lumber mill, sheet converting plant and converting innovations center) compared with an operating profit $312 million in the first quarter of 2009 (including a $240 million gain relating to alternative fuel mixture credits and charges of $23 million and $6 million for the closure of the Inverurie, Scotland mill and the shutdown of the Franklin lumber mill, sheet converting plant and converting innovations center, respectively). Excluding special items, operating profit was $86 million in the second quarter of 2009 compared with $101 million in the first quarter of 2009. In the second quarter of 2009, benefits from improved volume, input cost relief and strong operations were offset by higher annual maintenance outages, mix and pricing pressure in global paper and pulp markets.

Consumer Packaging reported segment operating profit of $114 million in the second quarter of 2009 (including a $77 million gain relating to alternative fuel mixture credits and a charge of $1 million related to the reorganization of our Shorewood operations), compared with an operating profit of $112 million in the first quarter of 2009 (including a $92 million gain relating to alternative fuel mixture credits and a charge of $2 million related to the reorganization of our Shorewood operations). Excluding special items, operating profit increased to $38 million in the second quarter of 2009, up from $22 million in the first quarter of 2009 due to improvements in volume and operating performance as well as lower input costs, partially offset by higher annual maintenance outages.

Our distribution business, xpedx, reported a segment operating profit of $10 million, up from a loss of $7 million in the first quarter of 2009, due to cost reductions and improved volumes.

Forest Products segment operating profit totaled $3 million in the second quarter of 2009, up from $2 million in the first quarter of 2009. Our previously announced transaction involving 143,000 acres, which is now expected to close by the end of the fourth quarter of 2009, is subject to the buyer’s receipt of financing.

We recorded an equity loss, net of taxes, in Ilim Holding S.A. of $30 million in the second quarter of 2009, compared with an equity loss, net of taxes, of $26 million for the first quarter of 2009.

Net corporate expenses totaled $44 million for the second quarter of 2009, down from $51 million in the first quarter of 2009 but up from $21 million in the second quarter of 2008. The decline compared with first-quarter levels principally reflects the finalization of full-year 2009 pension expense based on actual versus estimated year-end census data. The increase from the second quarter of 2008 reflects higher pension expense, lower supply chain initiative costs and the effect of an $11 million gain on the sale of the former Natchez mill site in 2008.

Effects of Special Items

Special items in the second quarter of 2009 included a credit of $482 million before taxes ($294 million after taxes) for alternative fuel mixture credits earned under 2007 legislation enacted to provide a tax credit for companies that use alternative fuel mixtures to produce energy to operate their businesses, a pre-tax charge of $48 million ($48 million after taxes) to write down the assets of the Etienne mill in France to estimated fair value, an $18 million pre-tax charge ($11 million after taxes) for integration costs associated with the Industrial Packaging business integration, and a pre-tax charge of $79 million ($55 million after taxes) for restructuring and other charges. Restructuring and other charges included a $34 million pre-tax charge ($21 million after taxes) for severance and costs associated with our 2008 overhead reduction program, a pre-tax charge of $25 million ($16 million after taxes) for early debt extinguishment costs, a $15 million before and after-tax charge for severance and other costs related to our Etienne mill in France, and a pre-tax charge of $5 million ($3 million after taxes) for other closure costs. Additionally, the second-quarter 2009 income tax provision included a $156 million charge to establish a valuation allowance for net operating loss carryforwards in France, and a $26 million credit related to the closing of the 2004 and 2005 U.S. federal income tax audit and related state income tax effects.

Special items in the first quarter of 2009 included a credit of $540 million before taxes ($330 million after taxes) for alternative fuel mixture credits, a pre-tax charge of $36 million ($22 million after taxes) for integration costs related to the Industrial Packaging business integration, a pre-tax charge of $83 million ($65 million after taxes) for restructuring and other charges, and a $20 million after-tax charge for certain income tax adjustments. Restructuring and other charges included a $52 million pre-tax charge ($32 million after taxes) for severance and benefits associated with our 2008 overhead reduction program, a pre-tax charge of $23 million ($28 million after taxes) for closure costs for the Inverurie mill in Scotland, a $6 million pre-tax charge ($4 million after taxes) for facility closure costs in Franklin, Virginia, and a $2 million pre-tax charge ($1 million after taxes) for costs associated with the reorganization of our Shorewood operations.

Special items in the second quarter of 2008 included a $13 million pre-tax charge ($9 million after taxes) for costs associated with the reorganization of Shorewood operations in Canada and a $3 million pre-tax gain ($2 million after taxes) for an adjustment to the gain on the 2006 transformation plan forestland sales.

Ilim Holding S.A. Shareholders’ Agreement

On October 4, 2007, in connection with the formation of the Ilim Holding S.A. joint venture (“Ilim”), International Paper entered into a shareholders’ agreement that includes provisions relating to the reconciliation of disputes among the partners. This agreement provides that at any time after the second anniversary of the formation of Ilim, either we or our partners may commence procedures specified under the deadlock provisions of the shareholders’ agreement. Under certain circumstances, we would be required to purchase our partners’ 50% interest in Ilim. Any such transaction would be subject to review and approval by Russian and other relevant anti-trust authorities. Based on the provisions of the agreement, International Paper estimates that the current purchase price for our partners’ 50% interest would be approximately $350 million to $400 million, which could be satisfied by payment of cash or International Paper common stock, or some combination of the two, at our option. Any such purchase by International Paper would result in the consolidation of Ilim’s financial position and results of operations in all subsequent periods.

The parties have informed each other that they have no current intention to commence procedures specified under the deadlock provisions of the shareholders’ agreement, although they have the right to do so. Additionally, the parties are discussing a possible renegotiation of the terms of the shareholders’ agreement to defer the parties’ options to commence procedures specified under the deadlock provisions of the shareholders’ agreement until a future date beyond the expected completion of a planned capital investment program.

Concurrent Debt Tender Offers

On August 3, 2009, we commenced offers to purchase for cash (i) any and all of our outstanding 7.40% notes due 2014 (the “7.40% Notes”) (the “Any and All Tender Offer”) and (ii) up to the Maximum Tender Amount (as defined below) of our 7.20% notes due 2026 (the “7.20% Notes”) and 5.50% notes due 2014 (the “5.50% Notes”) (the “Maximum Tender Offer” and, together with the Any and All Tender Offer, the “Tender Offers”). At any time beginning on September 1, 2011 and ending on October 1, 2011, the holders of the 7.20% Notes have the right to require us to purchase the 7.20% Notes on November 1, 2011 at 100% of principal amount plus accrued interest to November 1, 2011. The “Maximum Tender Amount,” unless increased by us, is $1.0 billion in aggregate principal amount less the aggregate principal amount, if any, of the 7.40% Notes accepted for purchase pursuant to the Any and All Tender Offer. We will apply the Maximum Tender Amount first to purchase 7.20% Notes and then, to the extent any amounts remain, we will apply the balance to purchase 5.50% Notes, each subject to proration as applicable. We intend to fund the purchase of notes in the Tender Offers with the net proceeds from this offering, together with cash on hand to the extent that the aggregate purchase price for the notes tendered in the Tender Offers exceeds the net proceeds from this offering.

As of the date of this prospectus supplement, $1.0 billion aggregate principal amount of the 7.40% Notes, $160 million aggregate principal amount of the 7.20% Notes and $108 million aggregate principal amount of the 5.50% Notes were outstanding. The Tender Offers are conditioned upon the satisfaction or waiver of certain conditions, including (i) the completion by us of one or more public offerings of unsecured senior debt securities in an aggregate principal amount of not less than $500 million by August 11, 2009 (or any other date to which we extend the Any and All Tender Offer) and (ii) specified other conditions. The Tender Offers are being made on the terms and subject to the conditions described in the offer to purchase, dated August 3, 2009, relating to the Tender Offers (the “Offer to Purchase”). The Tender Offers are being made solely pursuant to, and are governed by, the Offer to Purchase. We cannot assure you that the Tender Offers will be consummated in accordance with their respective terms, or at all, or that a significant principal amount of the 7.40% Notes, the 7.20% Notes or the 5.50% Notes will be tendered and purchased in the Tender Offers. This offering is not conditioned upon the consummation of the Tender Offers.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes.” As used in this “Summary — The Offering,” the terms “International Paper Company,” “we,” “our,” “us” and other similar references refer only to International Paper Company and not to any of its subsidiaries.

Issuer	International Paper Company.

Notes Offered	$ aggregate principal amount of % Notes due (referred to as the notes).

Maturity Date	The notes will mature on , .

Interest Rate	% per year, subject to adjustment as described below.

Interest Payment Dates	and of each year, beginning , 2010.

Ranking	The notes will be senior unsecured debt and will rank equally with all of our existing and future senior unsecured debt. The notes will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing that debt. The notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries.

Optional Redemption	We may redeem all or a portion of the notes, at our option, at any time or from time to time at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest to the redemption date, and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date, on a semi-annual basis, at the Treasury Rate (as defined in “Description of the Notes — Optional Redemption”) plus basis points, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date. See “Description of the Notes — Optional Redemption.”

Offer to Repurchase Upon a Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. See “Description of the Notes — Change of Control Triggering Event.”

Interest Rate Adjustment	The interest rate payable on the notes will be subject to adjustment from time to time if either S&P or Moody’s downgrades (or subsequently upgrades) the debt rating assigned to the notes, as described under “Description of the Notes — Interest Rate Adjustment.”

Sinking Fund	None.

Covenants	The indenture that will govern the notes contains covenants that, among other things, will limit our ability and the ability of our subsidiaries to:

•	create certain liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate, merge or transfer all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under “Description of the Notes — Certain Covenants.”

Form of Note	Global notes, held in the name of The Depository Trust Company.

Use of Proceeds	The net proceeds, after deducting underwriters’ discounts and commissions and other estimated offering expenses payable by us, from the sale of the notes offered hereby will be approximately $ million. We intend to use the net proceeds from this offering, together with cash on hand, to fund the purchase price of the 7.40% Notes, the 7.20% Notes and the 5.50% Notes tendered and accepted by us for purchase in the Tender Offers, including the payment of accrued interest and any applicable premiums. We intend to use any net proceeds remaining from this offering, including if the Tender Offers are not consummated, to repay certain other indebtedness and for general corporate purposes. See “Use of Proceeds.”

Governing Law	State of New York.

Summary Financial Data

Our summary financial information presented below as of and for the three years ended December 31, 2008 has been derived from our audited consolidated financial statements. The summary historical financial information as of and for the three months ended March 31, 2009 and March 31, 2008 has been derived from our unaudited condensed consolidated financial statements and includes all adjustments (consisting of normal recurring items) which are, in our opinion, necessary for a fair presentation of our financial position as of such dates and results of operations for such periods. The results of operations for the three months ended March 31, 2009 are not necessarily indicative of the results of our full fiscal year ending December 31, 2009. The summary financial information should be read in conjunction with our filings with the SEC.

All periods presented have been restated to reflect the Carter Holt Harvey Limited, Weldwood of Canada Limited, Kraft Papers, Brazilian Coated Papers, Beverage Packaging, and Wood Products businesses as discontinued operations.

	Three Months Ended March 31,				Year Ended December 31,
	2009		2008		2008		2007		2006
	(Dollar amounts in millions)
	(Unaudited)
Statement of operations data:
Net sales	$5,668		$5,668		$24,829		$21,890		$21,995
Costs and expenses:
Cost of products sold	3,731		4,261		18,742		16,060		16,248
Selling and administrative expenses	500		472		1,947		1,831		1,848
Depreciation, amortization and cost of timber harvested	343		286		1,347		1,086		1,158
Distribution expenses	279		285		1,286		1,034		1,075
Taxes other than payroll and income taxes	50		44		182		169		215
Other expenses (income)	83		41		1,986		(241)		(2,258)
Interest expense, net	164		81		492		297		521

(Loss) Earnings from continuing operations before income taxes and equity earnings	518	(d-f)	198	(g)	(1,153	)(i)	1,654	(l)	3,188	(o)
Income tax provision	230		59		162	(j)	415	(m)	1,889
Equity earnings (loss), net of taxes(a)	(27)		16		49		—		—

Earnings (Loss) from continuing operations	261		155		(1,266)		1,239		1,299
Discontinued operations, net of taxes	—		(17	)(h)	(13	)(k)	(47	)(n)	(232	)(p)

Net earnings (loss)	261		138		(1,279)		1,192		1,067
Less: Net earnings attributable to noncontrolling interests	4		5		3		24		17

Net earnings (loss) attributable to International Paper Company	$257	(d-f)	$133	(g-h)	$(1,282	)(i-k)	$1,168	(l-n)	$1,050	(o-p)

Balance sheet data (at period end):
Working capital(b)	$2,786		$2,567		$2,605		$2,893		$3,996
Plants, properties and equipment, net	13,802		10,290		14,202		10,141		8,993
Forestlands	598		778		594		770		259
Total assets	26,219		24,355		26,913		24,159		24,034
Long-term debt, including notes payable and current maturities	11,495		6,764		12,074		6,620		7,223
Common shareholders’ equity	4,144		8,999		4,169		8,672		7,963

Other financial data:
Cash provided by operations – continuing operations	$794		$434		$2,669		$1,948		$1,010
Cash (used for) provided by investment activities – continuing operations	(193)		(341)		(7,197)		(434)		1,107
Cash (used for) provided by financing activities – continuing operations	(759)		(140)		4,859		(2,252)		(2,325)
Capital expenditures	128		215		1,002		1,292		1,073
Ratio of earnings to fixed charges(c)	3.63		2.51		—		3.77		5.27

(a)	On October 5, 2007, we purchased 50% of Ilim for approximately $620 million. We account for our investment in Ilim using the equity method of accounting. Due to the complex organizational structure of Ilim’s operations, and the extended time required to prepare consolidated financial information in accordance with accounting principles generally accepted in the United States, we report our share of Ilim’s results of operations on a one-quarter lag basis.

(b)	Current assets minus current liabilities.

(c)	For purposes of computing the ratio of earnings to fixed charges, earnings include pre-tax earnings before extraordinary items and the cumulative effect of accounting changes, interest expense, the estimated interest factor in rent expense (which, we believe, approximates one-third of rent expense), preferred dividends of subsidiaries, adjustments for undistributed equity earnings and the amortization of capitalized interest. Fixed charges include interest incurred (including amounts capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness, the estimated interest factor in rent expense and preferred dividends of subsidiaries. For the year ended December 31, 2008, our deficiency in earnings necessary to cover fixed charges was approximately $1.1 billion.

(d)	Includes a pre-tax gain of $540 million ($330 million after taxes) related to alternative fuel mixture credits.

(e)	Includes a pre-tax charge of $36 million ($22 million after taxes) for integration costs associated with the CBPR business.

(f)	Includes restructuring and other charges of $83 million ($65 million after taxes), including a pre-tax charge of $52 million ($32 million after taxes) for severance and benefit costs associated with our 2008 overhead cost reduction initiative, a pre-tax charge of $23 million ($28 million after taxes) for closure costs associated with the Inverurie, Scotland mill, a pre-tax charge of $6 million ($4 million after taxes) for shutdown costs associated with the Franklin lumber mill, sheet converting plant and converting innovations center, and a pre-tax charge of $2 million ($1 million after taxes) for shutdown costs associated with the reorganization of our Shorewood operations.

(g)	Includes a pre-tax charge of $40 million ($25 million after taxes) for adjustments to legal reserves, a pre-tax charge of $5 million ($3 million after taxes) for costs associated with the reorganization of the our Shorewood operations in Canada, and a pre-tax gain of $3 million ($2 million after taxes) for adjustments to previously recorded reserves associated with our Transformation Plan.

(h)	Includes a pre-tax charge of $25 million ($16 million after taxes) for the settlement of a post-closing adjustment on the sale of the beverage packaging business and the operating results of certain wood products facilities during the quarter.

(i)	Includes restructuring and other charges of $370 million before taxes ($227 million after taxes), including a pre-tax charge of $123 million ($75 million after taxes) for shutdown costs for the Louisiana mill, a pre-tax charge of $30 million ($18 million after taxes) for the shutdown of a paper machine at the Franklin mill, a charge of $53 million before taxes ($32 million after taxes) for severance and related costs associated with our 2008 overhead cost reduction initiative, a charge of $75 million before taxes ($47 million after taxes) for adjustments to legal reserves, a pre-tax charge of $30 million ($19 million after taxes) for costs associated with the reorganization of our Shorewood operations, a pre-tax charge of $53 million ($33 million after taxes) to write off deferred supply chain initiative development costs for U.S. container operations that will not be implemented due to the CBPR Acquisition, a charge of $8 million before taxes ($5 million after taxes) for closure costs associated with the Ace Packaging business, and a pre-tax gain of $2 million ($2 million after taxes) for adjustments to previously recorded reserves and other charges associated with our transformation plan to concentrate on two key global platform businesses, Uncoated Papers (including Distribution) and Packaging, which we refer to as the Transformation Plan. Also included are charges of $1.8 billion (before and after taxes) for the impairment of goodwill in our U.S. Printing Papers, U.S. Coated Paperboard and European Coated Paperboard businesses, a pre-tax charge of $107 million ($84 million after taxes) to write down the assets of the Inverurie, Scotland mill to estimated fair value, a pre-tax gain of $6 million ($4 million after taxes) for adjustments to estimated transaction costs accrued in connection with the Transformation Plan forestland sales, a $39 million charge before taxes ($24 million after taxes) relating to the write-up of inventory to fair value in connection with the CBPR Acquisition and a $45 million charge before taxes ($28 million after taxes) for integration costs associated with the CBPR Acquisition. Also includes gain on sale of mineral rights of $261 million before taxes ($160 million after taxes).

(j)	Includes a $40 million tax benefit related to the restructuring of our international operations.

(k)	Includes a pre-tax charge of $25 million ($16 million after taxes) for the settlement of a post-closing adjustment on the sale of the beverage packaging business, pre-tax gains of $9 million ($5 million after taxes) for adjustments to reserves associated with the sale of discontinued businesses, and the operating results of certain wood products facilities.

(l)	Includes restructuring and other charges of $95 million before taxes ($59 million after taxes), including a $30 million charge before taxes ($19 million after taxes) for organizational restructuring and other charges principally associated with our Transformation Plan, a charge of $60 million before taxes ($38 million after taxes) of accelerated depreciation charges, a $10 million charge before taxes ($6 million after taxes) for environmental costs associated with a mill closure, and a pre-tax gain of $5 million ($4 million after taxes) for other items. Also included are a $9 million pre-tax gain ($5 million after taxes) to reduce estimated transaction costs accrued in connection with the 2006 sale of U.S. forestlands included in our Transformation Plan; and a $327 million gain before taxes ($267 million after taxes) for net gains on sales and impairments of businesses including a pre-tax gain of $113 million ($102 million after taxes) on the sale of the Arizona Chemical business, a gain of $205 million before taxes ($159 million after taxes) related to the asset exchange for the Luiz Antônio mill in Brazil, and a pre-tax gain of $9 million ($6 million after taxes) for other items.

(m)	Includes a $41 million tax benefit relating to the effective settlement of certain income tax audit issues.

(n)	Includes a pre-tax gain of $20 million ($8 million after taxes) relating to the sale of the Wood Products business, a pre-tax loss of $30 million ($48 million after taxes) for adjustments to the loss on the sale of the Beverage Packaging business, a pre-tax gain of $6 million ($4 million after taxes) for adjustments to the loss on the sale of the Kraft Papers business, a net $6 million pre-tax credit ($4 million after taxes) for payments received relating to our Weldwood of Canada Limited business, and the year-to-date operating results of the Beverage Packaging and Wood Products businesses.

(o)	Includes restructuring and other charges of $300 million before taxes ($184 million after taxes), including a $157 million charge before taxes ($95 million after taxes) for organizational restructuring and other charges principally associated with our Transformation Plan, a charge of $165 million before taxes ($102 million after taxes) for losses on early debt extinguishment, a $97 million charge before taxes ($60 million after taxes) for legal reserves, a $115 million gain before taxes ($70 million after taxes) for payments received relating to our participation in the U.S. Coalition for Fair Lumber Imports, and a credit of $4 million before taxes ($3 million after taxes) for other items. Also included are a $4.8 billion gain before taxes ($2.9 billion after taxes) from sales of U.S. forestlands included in our Transformation Plan; a charge of $759 million before and after taxes for the impairment of goodwill in the Coated Paperboard and Shorewood businesses; a $1.5 billion pre-tax charge ($1.4 billion after taxes) for net losses on sales and impairments of businesses including $1.4 billion before taxes ($1.3 billion after taxes) for the U.S. Coated and Supercalendered Papers business, $52 million before taxes ($37 million after taxes) for certain assets in Brazil, and $128 million before taxes ($84 million after taxes) for our Saillat mill in France to reduce the carrying value of net assets to their estimated fair value; the recognition of a previously deferred $110 million gain before taxes ($68 million after taxes) related to a 2004 sale of forestlands in Maine; and a pre-tax charge of $21 million (zero after taxes) for other smaller items.

(p)	Includes a gain of $100 million before taxes ($79 million after taxes) from the sale of the Brazilian Coated Papers business, and pre-tax charges of $116 million ($72 million after taxes) for the Kraft Papers business, $269 million ($234 million after taxes) for the Wood Products business and $121 million ($90 million after taxes) for the Beverage Packaging business to reduce the carrying value of these businesses to their estimated fair value, and the 2006 operating results of the Kraft Paper, Brazilian Coated Papers, Wood Products and Beverage Packaging businesses.

RISK FACTORS

You should carefully consider the risks described below and in the documents incorporated by reference herein before making a decision to invest in the notes. Some of these factors relate principally to our business. Other factors relate principally to your investment in the notes. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you may lose all or part of your original investment.

Risks Relating to the Amount of Our Indebtedness and the Notes

The amount of our debt obligations could adversely affect our business. Our ability to refinance or repay our debt is dependent upon our ability to generate cash from operations and conditions in the credit markets and the availability of credit generally.

As of March 31, 2009, we had $11.5 billion of long term debt, including notes payable and current maturities. In addition, on May 11, 2009, we sold an aggregate principal amount of $1.0 billion of 9.375% notes due 2019 (the “May 2009 Notes”), all of the net proceeds of which were used to repay debt with maturities or scheduled due dates ranging from 2010 to 2012. As of March 31, 2009, we had $0.5 billion of debt that had to be repaid or refinanced before December 31, 2009, including (i) $75 million in notes payable in connection with our investment in the Ilim joint venture which we repaid in April 2009 with cash on hand and (ii) an aggregate $63 million in amortization payments in connection with our term loan A facility due 2013 entered into in connection with the CBPR Acquisition which we prepaid in April 2009 with cash on hand. As of March 31, 2009, we had approximately $1.0 billion and $600 million of debt that matures in 2010 and 2011, respectively. Subsequent to March 31, 2009, we have repaid $614 million and $198 million of debt that matures in 2010 and 2011, respectively, including with the net proceeds of the May 2009 Notes. We may be required to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness. If we use a substantial portion of our cash flow to repay indebtedness, our flexibility in planning for and reacting to changes in our business and the industries in which we operate may be limited. This may place us at a competitive disadvantage compared to our competitors with less debt. Similarly, if we are unable to generate sufficient cash from operations to repay our debt or are unable to refinance our debt because credit market conditions remain volatile, this may have an adverse impact on our cost of borrowing, liquidity, financial condition and results of operations. For example, we may have to take actions such as selling assets, seeking additional equity, or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances, any of which could impede the implementation of our business strategy or prevent us from entering into transactions that would otherwise benefit our business. Additionally, we may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

The restrictions in certain of our credit agreements may prevent us from taking actions that we believe would be in the best interest of our business and may make it difficult for us to execute our business strategy successfully or effectively compete with companies that are not similarly restricted. We and our subsidiaries may also be able to incur substantial additional indebtedness in the future and the agreements governing such indebtedness might subject us to additional restrictive covenants that could affect our financial and operational flexibility. The terms of the indenture governing the notes do not prohibit us or our subsidiaries from doing so. If new indebtedness is added to our current indebtedness levels, the related risks that we now face would increase, and this may make it more difficult for us to satisfy our obligations with respect to the notes and may lead to a loss in the market value of your notes and a risk that the credit ratings of the notes are lowered or withdrawn.

Downgrades in our credit ratings will increase our interest expense and may adversely affect your investment in the notes.

As described under “Description of the Notes — Interest Rate Adjustment,” we will increase the interest rate payable on the notes upon the occurrence of certain events relating to the credit ratings assigned to the notes. The interest rate adjustment may not fully protect noteholders upon the occurrence of events or transactions which would result in a deterioration of the credit ratings assigned to the notes. Any such deterioration of the credit ratings assigned to the notes or to our credit ratings in general could adversely impact the trading prices of, and the liquidity of any market for, the notes.

In addition, under the terms of the agreements governing approximately $6.1 billion of our debt outstanding as of March 31, 2009, as well as under the May 2009 Notes and the indenture governing the notes offered hereby, the applicable interest rate on such debt may increase upon each downgrade in our credit ratings. As a result, a downgrade in our credit ratings may lead to an increase in our interest expense. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Any such downgrade of our credit ratings could adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in agreements governing the terms of any future indebtedness that we may incur.

The terms of the indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes.

As described under “Description of the Notes — Change of Control Triggering Event,” upon the occurrence of a Change of Control Triggering Event, holders are entitled to require us to repurchase their notes at 101% of their principal amount. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of your notes. As such, if we were to enter into a significant corporate transaction that would negatively impact the value of the notes, but which would not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity. In addition, if we experience a Change of Control Triggering Event, we may not have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes.

Furthermore, the indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness or other obligations that are equal in right of payment to the notes;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of our subsidiaries;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The notes are effectively junior to the existing and future liabilities of our subsidiaries and consolidated joint ventures and any secured debt we may incur to the extent of the assets securing the same.

Our subsidiaries and consolidated joint ventures are separate and distinct legal entities and have no obligation to pay any amounts due on the notes. In addition, any payment of dividends, loans or advances by our subsidiaries and consolidated joint ventures could be subject to statutory or contractual restrictions. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. As of March 31, 2009, our subsidiaries and consolidated joint ventures had approximately $1.0 billion of debt outstanding.

The notes are our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, unsubordinated obligations. The notes are not secured by any of our assets. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. At March 31, 2009, we had no secured debt outstanding.

There is currently no market for the notes. We cannot assure you that an active trading market will develop.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes will be adversely affected.

Risks Relating to Industry Conditions

Changes in the cost or availability of raw materials, energy and transportation could affect our profitability.

We rely heavily on certain raw materials (principally wood fiber, caustic soda and polyethylene), energy sources (principally natural gas, coal and fuel oil) and third party companies that transport our goods. Our profitability has been, and will continue to be, affected by changes in the costs and availability of such raw materials, energy sources and transportation sources.

The industries in which we operate experience both economic cyclicality and changes in consumer preferences. Fluctuations in the prices of and the demand for our products could materially affect our financial condition, results of operations and cash flows.

Substantially all of our businesses have experienced, and are likely to continue to experience, cycles relating to industry capacity and general economic conditions. The length and magnitude of these cycles have varied over time and by product. In addition, changes in consumer preferences may increase or decrease the demand for our fiber-based products and non-fiber substitutes. Consequently, our operating cash flow is sensitive to changes in the pricing and demand for our products.

Competition in the United States and internationally could negatively impact our financial results.

We operate in a competitive environment, both in the United States and internationally, in all of our operating segments. Pricing or product strategies pursued by competitors could negatively impact our financial results.

Risks Relating to Market and Economic Factors

Continued adverse developments in general business and economic conditions could have an adverse effect on the demand for our products and our financial condition and results of operation.

General economic conditions may adversely affect industrial non-durable goods production, consumer spending, commercial printing and advertising activity, white-collar employment levels and consumer confidence, all of which impact demand for our products. In addition, continued volatility in the capital and credit markets, which impacts interest rates, currency exchange rates and the availability of credit could have a material adverse effect on our business, financial condition and our results of operations.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect us and have an adverse effect on the market price of our securities, including the notes.

Maintaining an investment-grade credit rating is an important element of our financial strategy and a downgrade of our Company’s ratings below investment grade may limit our access to the capital markets, have an adverse effect on the market price of our securities, including the notes, increase our cost of borrowing and require us to post collateral for derivatives in a net liability position. In light of current economic conditions, the Company’s desire to maintain its investment grade rating may cause the Company to take certain actions designed to improve its cash flow, including sale of assets, reduction or suspension of the dividend and further reductions in capital expenditures and working capital. Similarly, we are subject to the risk that one of the banks that has issued irrevocable letters of credit supporting the installment notes issued in connection with sales of our forestlands is downgraded below a required rating. If this were to happen, it may increase the cost to the Company of securing a replacement letter-of-credit bank or could result in an acceleration of deferred taxes if a replacement bank cannot be obtained. On February 27, 2009, Citibank, N.A., one of the providers of letters of credit supporting installment notes issued in connection with our 2002 sale of forestlands, was downgraded such that it no longer met the applicable ratings criteria, and on April 27, 2009, we replaced Citibank, N.A. with another provider of letters of credit.

The impairment of financial institutions may adversely affect us.

We have exposure to counterparties with which we execute transactions, including U.S. and foreign commercial banks, insurance companies, investment banks, investment funds and other financial institutions, some of which may be exposed to ratings downgrade, bankruptcy, liquidity, default or similar risks, especially in connection with recent financial market turmoil. A ratings downgrade, bankruptcy, receivership, default or similar event involving a counterparty may adversely affect our access to capital, liquidity position, future business and results of operations.

Our pension and health care costs are subject to numerous factors which could cause these costs to change.

We have defined benefit pension plans covering substantially all salaried U.S. employees hired prior to July 1, 2004 and substantially all hourly and union employees regardless of hire date. We provide retiree health care benefits to certain of our U.S. salaried and certain hourly employees. Our pension costs are dependent upon numerous factors resulting from actual plan experience and assumptions of future experience. Pension plan assets are primarily made up of equity and fixed income investments. Fluctuations in actual equity market returns as well as changes in general interest rates may result in increased pension costs in future periods. Likewise, changes in assumptions regarding current discount rates and expected rates of return on plan assets could also increase pension and health care costs. Significant changes in any of these factors may adversely impact our cash flows, financial conditions and results of operations.

Our pension plans are currently underfunded, and over time we will be required to make cash payments to the plans, reducing the cash available for our business.

We record a liability associated with our pension plans equal to the excess of the benefit obligation over the fair value of plan assets. The benefit liability recorded under the provisions of Statement of Financial Accounting

Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” at March 31, 2009 was $3.3 billion. Although we expect to have no obligation to fund our plans in 2009 or 2010, over the next several years we may make contributions to the plans that could be material. The amount of such contributions will be dependent upon a number of factors, principally the actual earnings and changes in values of plan assets, changes in interest rates and the impact of any funding-relief legislation that may be passed in the U.S. Congress.

Changes in international conditions could adversely affect our business and results of operations.

Our operating results and business prospects could be substantially affected by risks related to the countries outside the United States in which we have manufacturing facilities or sell our products. Specifically, Brazil, Russia, Poland and China, where we have substantial manufacturing facilities, are countries that are exposed to economic and political instability in their respective regions of the world. Downturns in economic activity, adverse tax consequences, fluctuations in the value of local currency versus the U.S. dollar, nationalization or any change in social, political or labor conditions in any of these countries or regions could negatively affect our financial results.

Risks Relating to Legal Proceedings and Compliance Costs

Unanticipated expenditures related to the cost of compliance with environmental, health and safety laws and requirements could adversely affect our business and results of operations.

Our operations are subject to U.S. and non-U.S. laws and regulations relating to the environment, health and safety. There can be no assurance that compliance with existing and new laws and requirements, including with climate change laws and regulations, will not require significant expenditures, or that existing reserves for specific matters will be adequate to cover future unanticipated costs.

Results of legal proceedings could have a material adverse effect on our consolidated financial statements.

The costs and other effects of pending litigation against us cannot be determined with certainty. Although we believe that the outcome of any pending or threatened lawsuits or claims, or all of them combined, will not have a material adverse effect on our consolidated financial statements, there can be no assurance that the outcome of any lawsuit or claim will be as expected.

Risks Relating to Our Operations

Material disruptions at one of our manufacturing facilities could negatively impact our financial results.

We operate our facilities in compliance with applicable rules and regulations and take measures to minimize the risks of disruption at our facilities. A material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales and/or negatively impact our financial results. Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

•	unscheduled maintenance outages;

•	prolonged power failures;

•	an equipment failure;

•	a chemical spill or release;

•	explosion of a boiler;

•	the effect of a drought or reduced rainfall on its water supply;

•	labor difficulties;

•	disruptions in the transportation infrastructure, including roads, bridges, railroad tracks and tunnels;

•	fires, floods, earthquakes, hurricanes or other catastrophes;

•	terrorism or threats of terrorism;

•	domestic and international laws and regulations applicable to our Company and our business partners, including joint venture partners, around the world; and

•	other operational problems.

Any such downtime or facility damage could prevent us from meeting customer demand for our products and/or require us to make unplanned capital expenditures. If one of these machines or facilities were to incur significant downtime, our ability to meet our production targets and satisfy customer requirements could be impaired, resulting in lower sales and having a negative effect on our financial results.

Several of our operations are conducted by joint ventures that we cannot operate solely for our benefit.

Several of our operations, particularly in emerging markets, are carried on by joint ventures such as the Ilim Group in Russia. In joint ventures we share ownership and management of a company with one or more parties who may or may not have the same goals, strategies, priorities or resources as we do. In general, joint ventures are intended to be operated for the benefit of all co-owners, rather than for our exclusive benefit. Operating a business as a joint venture often requires additional organizational formalities as well as time-consuming procedures for sharing information and making decisions. In joint ventures, we are required to pay more attention to our relationship with our co-owners as well as with the joint venture, and if a co-owner changes, our relationship may be adversely affected. In addition, the benefits from a successful joint venture are shared among the co-owners, so that we do not receive all the benefits from our successful joint ventures. For additional information with respect to our Ilim joint venture, see “Summary — Recent Developments — Ilim Holding S.A. Shareholders’ Agreement.”

Changes in tax laws may have a material effect on our future cash flows and results of operations.

Our earnings for the three-month and six-month periods ending June 30, 2009 included an excise tax credit of $482 million and $1.0 billion before taxes, respectively, for alternative fuel mixtures produced for use as a fuel in our business. Cash provided by operations for the six-month period ended June 30, 2009 included $833 million relating to this credit. The credit is scheduled to expire December 31, 2009. If this excise tax credit were to be terminated or materially changed prior to December 31, 2009, this may have a material effect on our future cash flows and results of operations.

USE OF PROCEEDS

The net proceeds, after deducting underwriters’ discounts and commissions and other estimated offering expenses payable by us, from the sale of the notes offered hereby will be approximately $                     million. We intend to use the net proceeds from this offering, together with cash on hand, to fund the purchase price of the 7.40% Notes, the 7.20% Notes and the 5.50% Notes tendered and accepted by us for purchase in the Tender Offers, including the payment of accrued interest and any applicable premiums. As of July 31, 2009, $1.0 billion aggregate principal amount of the 7.40% Notes, $160 million aggregate principal amount of the 7.20% Notes and $108 million aggregate principal amount of the 5.50% Notes were outstanding. See “Summary — Recent Developments — Concurrent Debt Tender Offers.”

The Tender Offers are conditioned upon the satisfaction or waiver of certain conditions, including (i) the completion by us of one or more public offerings of unsecured senior debt securities in an aggregate principal amount of not less than $500 million by August 11, 2009 (or any other date to which we extend the Any and All Tender Offer) and (ii) specified other conditions. We cannot assure you that the Tender Offers will be consummated in accordance with their respective terms, or at all, or that a significant principal amount of the 7.40% Notes, the 7.20% Notes or the 5.50% Notes will be tendered and purchased in the Tender Offers. This offering is not conditioned upon the consummation of the Tender Offers.

We intend to use any net proceeds remaining from this offering, including if the Tender Offers are not consummated, (i) to make payments, including payments prior to scheduled due dates, on term loan borrowings under our term loan A facility due 2013 entered into in connection with the CBPR Acquisition (such borrowings currently bear interest at LIBOR plus 162.5 basis points), (ii) to repurchase or repay certain of our outstanding debt securities to be determined by management through open market purchases or otherwise or (iii) for general corporate purposes. Our management will determine the allocation and timing of the application of such remaining net proceeds in light of market conditions and other relevant factors.

Pending application of the net proceeds from this offering, we will invest these funds in U.S. government obligations or other secure, short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the five years in the period ended December 31, 2008 and for the three months ended March 31, 2009.

	Three Months Ended March 31,	Year Ended December 31,
	2009	2008		2007	2006	2005	2004
Ratio of earnings to fixed charges	3.63	—	(1)	3.77	5.27	1.41	1.42

(1)	Our deficiency in earnings necessary to cover fixed charges was approximately $1.1 billion.

For purposes of computing the ratio of earnings to fixed charges, earnings include pre-tax earnings before extraordinary items and the cumulative effect of accounting changes, interest expense, the estimated interest factor in rent expense (which, we believe, approximates one-third of rent expense), preferred dividends of subsidiaries, adjustments for undistributed equity earnings and the amortization of capitalized interest. Fixed charges include interest incurred (including amounts capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness, the estimated interest factor in rent expense and preferred dividends of subsidiaries.

CAPITALIZATION

We set forth below our (i) actual consolidated capitalization as of March 31, 2009 and (ii) consolidated capitalization as of March 31, 2009, as adjusted to give effect to the issuance of the notes. The net proceeds of this offering will be used to fund the Tender Offers. The As Adjusted column does not give effect to the application of the net proceeds to fund the Tender Offers. As of the date of this prospectus supplement, we do not know the amount of 7.40% Notes, 7.20% Notes and 5.50% Notes that will be tendered and accepted for purchase in the Tender Offers. See “Summary—Recent Developments—Concurrent Debt Tender Offers” and “Use of Proceeds.”

This information should be read in conjunction with our consolidated financial statements, including the notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information pertaining to us included in our Annual Report on Form 10-K for the year ended December 31, 2008 as updated by our Current Report on Form 8-K filed on May 13, 2009 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, each of which is incorporated by reference into this prospectus supplement.

	As of March 31, 2009
	Actual	As Adjusted
	(In millions)
Cash and temporary investments(a)	$955	$

Debt:
Term credit facilities(b)	$3,057	$
Other credit facilities(c)	0
Notes offered hereby	—
Environmental and industrial development bonds	1,967
Other notes due 2009-2037(d)	6,008
Other debt	463

Total debt, including notes payable and current maturities(e)	11,495
Common shareholders’ equity	4,144

Total capitalization	$15,639	$

(a)	As of June 30, 2009, we had cash and temporary investments of $1.7 billion.
(b)	Includes an aggregate principal amount of (i) $2.375 billion under our term loan A facility that matures in 2013, the proceeds of which were used to fund the CBPR Acquisition, and with respect to which we prepaid an aggregate $313 million in amortization payments in April 2009 and $375 million in July 2009 with cash on hand, (ii) $214 million under our Luxembourg term loan facility that matures in November 2010 and (iii) $468 million under a European term loan facility due 2012 that was repaid in full as of July 31, 2009.
(c)	As of March 31, 2009, we had undrawn contractually committed bank credit agreements in an aggregate principal amount of $2.5 billion, including a $1.5 billion fully committed revolving bank credit agreement that expires in March 2011 and up to $1.0 billion of committed commercial paper-based financings based on eligible receivable balances ($870 million and $890 million available as of March 31, 2009 and June 30, 2009, respectively) under a receivables securitization program that expires January 2010. At March 31, 2009 and June 30, 2009, there were no borrowings under either the revolving bank credit agreement or the receivables securitization program.
(d)	Includes the 7.40% Notes, the 7.20% Notes and the 5.50% Notes which are subject to the Tender Offers. In May 2009, we issued an aggregate principal amount of $1.0 billion of 9.375% senior unsecured notes due 2019. The net proceeds from the issuance of such notes were used, along with available cash, to repurchase approximately $875 million aggregate principal amount of notes with original maturities ranging from 2010 to 2012 and to repay $268 million of the European term loan facility discussed above. In April 2009, we repaid $75 million in notes payable due 2009 in connection with our investment in the Ilim joint venture.
(e)	In addition to the debt obligations shown above, we have $5.7 billion of debt obligations payable to non-consolidated variable-interest entities formed to borrow against installment notes we received in connection with certain sales of forestlands. These debt obligations have been offset on our consolidated balance sheet against the value of our investments in these entities for accounting purposes; notwithstanding this accounting treatment, these remain debt obligations of the Company. See Notes 8 and 13 to our audited consolidated financial statements for the year ended December 31, 2008.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. If a particular term is inconsistent with the more general term described in the prospectus, the particular term replaces the more general term. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, the supplemental indenture relating to the notes and the notes. As used in this description of the notes, the words “IP”, “we”, “us” or “our” refer only to International Paper Company and do not include any current or future subsidiaries of International Paper Company.

General

We will issue the notes under an indenture, dated April 12, 1999, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as supplemented by a supplemental indenture, to be dated as of                     , 2009, between us and the trustee. We refer to the indenture, as supplemented, as the indenture. We will file the supplemental indenture as an exhibit to a Current Report on Form 8-K.

The notes will initially be limited to $                     aggregate principal amount. We may, without notice to or the consent of the holders of the notes, issue additional notes having identical terms and conditions as the notes being issued in this offering, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount. Any such notes will be part of the same series as the notes issued in this offering and will be treated as one class with the notes being issued in this offering, including for purposes of voting and redemptions. References herein to the notes shall in each case include, unless the context otherwise requires, any such additional notes issued as described in this paragraph.

The notes will bear interest from                     , 2009. Interest on the notes will be payable semiannually on                      and                      of each year, commencing                     , 2010, to the Persons in whose names the notes are registered, subject to certain exceptions, at the close of business on                      or                      (whether or not a business day), as the case may be, next preceding such interest payment date. The notes will accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each.

The notes will mature on                     ,                     . The notes will bear interest at the rate of                     % per annum, subject to adjustment as set forth under “— Interest Rate Adjustment.”

The notes will not be entitled to the benefit of any sinking fund.

The notes will be our senior unsecured obligations and will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated debt. The notes will be effectively subordinated in right of payment to our existing and future senior secured indebtedness to the extent of the assets securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables. This means that holders of the notes will have a junior position to the claims of creditors of our direct and indirect subsidiaries on the assets and earnings of such subsidiaries. The indenture does not limit the amount of debt that we or our subsidiaries are permitted to incur.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be payable at the principal corporate trust office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York. Notes may be presented for exchange or registration of transfer at the office of the security registrar.

Optional Redemption

We may redeem all or a portion of the notes, at our option, at any time or from time to time as set forth below. We will mail notice to registered holders of the notes of our intent to redeem on not less than 30 nor more than 60 days’ notice. We may redeem the notes at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to the redemption date; and

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the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus              basis points, plus accrued interest on the principal amount being redeemed to the redemption date.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means (i) each of Banc of America Securities LLC, J.P. Morgan Securities Inc., BNP Paribas Securities Corp. and UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding such redemption date.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described under “— Optional Redemption” by giving irrevocable notice to the trustee in accordance with the indenture, the indenture provides that each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

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deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent provided for in the indenture to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of IP and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to IP or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of IP or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock; (3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merge with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (4) during any period of 24 consecutive calendar months, the majority of the members of our board of directors shall no longer be composed of individuals (a) who were members of our board of directors on the first day of such period or (b) whose election or nomination to our board of directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of our board of directors; or (5) the adoption of a plan relating to our liquidation or dissolution.

“Change of Control Triggering Event” means the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Rule 15c3- 1(c)(2)(vi)(F) under the Exchange Act as a replacement for such Rating Agency; provided, that we shall give notice of such appointment to the trustee.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

For purposes of the notes, the following definition is applicable:

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of IP and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of IP and its subsidiaries taken as a whole to another Person or group may be uncertain.

Interest Rate Adjustment

The interest rate payable on the notes will be subject to adjustments from time to time if either Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof) downgrades (or subsequently upgrades) the debt rating assigned to the notes, in the manner described below.

If the rating from Moody’s (or any Substitute Rating Agency thereof) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable on the notes on the date of their issuance by the percentage points set forth opposite that rating:

Moody’s Ratings*	Percentage Points
Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

If the rating from S&P (or any Substitute Rating Agency thereof) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable on the notes on the date of their issuance by the percentage points set forth opposite that rating:

S&P Ratings*	Percentage Points
BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

If at any time the interest rate on the notes has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof), as the case may be, subsequently increases its rating of the notes to any of the threshold ratings set forth above, the interest rate on the notes will be decreased such that the interest rate for the notes equals the interest rate payable on the notes on the date of their issuance plus the percentage points set forth opposite the ratings from the tables above in effect immediately following the rating increase. If Moody’s (or any Substitute Rating Agency thereof) subsequently increases its rating of the notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher, and S&P (or any Substitute Rating Agency thereof) increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the notes will be decreased to the interest rate payable on the notes on the date of their issuance. In addition, the interest rates on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both such rating agencies) if the notes become rated A3 (stable or better) and A- (stable or better) (or the equivalent of either such rating, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, any Substitute Rating Agency thereof), respectively (or one of these ratings if the notes are only rated by one such rating agency).

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate on the notes be reduced to below the interest rate payable on the notes on the date of their issuance or (2) the total increase in the interest rate on the notes exceed 2.00 percentage points above the interest rate payable on the notes on the date of their issuance.

No adjustments in the interest rate of the notes shall be made solely as a result of a rating agency ceasing to provide a rating of the notes. If at any time less than two rating agencies provide a rating of the notes for a reason beyond IP’s control, we will use our commercially reasonable efforts to obtain a rating of the notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above (a) such Substitute Rating Agency will be substituted for the last rating agency to provide a rating of the notes but which has since ceased to provide such rating, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the notes on the date of their issuance plus the appropriate percentage points, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage points resulting from a decreased rating by the other rating agency). For so long as only one rating agency provides a rating of the notes, any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by the agency providing the rating shall be twice the percentage points set forth in the applicable table above. For so long as none of Moody’s, S&P or a Substitute Rating Agency provides a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00 percentage points above the interest rate payable on the notes on the date of their issuance.

Any interest rate increase or decrease described above will take effect from the interest payment date immediately preceding a rating change which requires an adjustment in the interest rate.

If the interest rate payable on the notes is increased as described in this “— Interest Rate Adjustment,” the term “interest,” as used in this prospectus supplement, will be deemed to include any such additional interest unless the context otherwise requires. If we defease or discharge the notes in accordance with “Description of the Debt Securities — Defeasance” in the accompanying prospectus, there will be no further adjustment in the interest rate on the notes after such defeasance or discharge.

For purposes of the foregoing discussion of an interest rate adjustment, the following definition is applicable:

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by IP (as certified by a resolution of the board of directors of IP and delivered to the trustee) as a replacement agency for Moody’s, S&P or another Substitute Rating Agency, or all of them, as the case may be.

Certain Covenants

Limitation on Liens

We have covenanted in the indenture that with regard to the notes, we will not, nor will we permit any subsidiary (as defined below) to, issue, assume or guarantee any debt for money borrowed that is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any forestlands or principal manufacturing facility (each as defined below) now owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such debt, that the notes are secured equally and ratably with, or with preference to, that debt. The foregoing restrictions will not apply to the following:

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mortgages on any property acquired, constructed or improved by us or any subsidiary after April 12, 1999 which are created or assumed contemporaneously with, or within 180 days after, such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or mortgages on any property existing at the time of acquisition thereof; provided, that in the case of any such construction or improvement the mortgage shall not apply to any property theretofore owned by us or any subsidiary, other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

•	mortgages on any property acquired from a corporation that is merged with or into us or a subsidiary, or mortgages outstanding at the time any corporation becomes a subsidiary;

•	mortgages in favor of us or any subsidiary; and

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any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any mortgage listed above; provided, however, that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

The following types of transactions, among others, will not be deemed to create debt secured by a mortgage:

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the sale, mortgage or other transfer of timber in connection with an arrangement under which we are, or a subsidiary is, obligated to cut such timber or a portion of such timber to provide the transferee with a specified amount of money however determined; and

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the mortgage of any of our property or any subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of refinancing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages.

However, we or any of our subsidiaries may, without securing the notes, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions; provided, that the aggregate amount of secured debt that we may issue, assume or guarantee will not exceed 10% of the net tangible assets of us and our consolidated subsidiaries as of the latest fiscal year-end, when considered together with all other such secured debt and attributable debt (as defined below) then existing in respect of sale and lease-back transactions (as defined below) of us and our subsidiaries, other than sale or lease-back transactions whose proceeds were applied to the retirement of funded debt (as defined below).

The term “net tangible assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, excluding current maturities of long-term debt, commercial paper and other short-term indebtedness, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in such aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of us and our consolidated subsidiaries and computed in accordance with accounting principles generally accepted in the United States of America.

Limitation on Sale and Lease-Back Transactions

We will not, nor will we permit any subsidiary to, lease from any Person any forestlands or principal manufacturing facility (except for temporary leases for a term of not more than three years) which was owned (and in the case of any such principal manufacturing facility, placed in commercial operation by us or a subsidiary for more than 180 days) and then sold or transferred to that Person by us or a subsidiary (a “sale and lease-back transaction”), unless either:

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we or the subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased, in an amount equal to the attributable debt regarding such sale and lease-back transaction, without equally and ratably securing the notes pursuant to the covenant described above under “— Limitation on Liens”; or

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we apply, or covenant that we will apply, an amount equal to the fair value of the leased property, as determined by our board of directors, to the retirement, within 180 days of the effective date of any such sale and lease-back transaction, of the notes or our funded debt which ranks on a parity with the notes.

The term “forestlands” means at any time property in the United States which contains standing timber which is, or is expected upon completion of a growth cycle then in process to become, of a commercial quantity and merchantable quality. However, this does not include any land which at the time is held by, or has been, or after the date of this prospectus is, transferred to a subsidiary primarily for development and/or sale rather than for the production of lumber or other timber products.

The term “principal manufacturing facility” means any paperboard, paper or pulp mill, or paper converting plant of IP or any subsidiary which is located within the United States, other than any mill or plant or portion thereof which:

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is financed by obligations issued by a state, territory, or possession of the United States, any political subdivision, or the District of Columbia, the interest on which is excludible from its holders’ gross income pursuant to the provisions of Section 103(a) of the Internal Revenue Code or any successor to such provision, as in effect at the time the obligations are issued; or

•	is not, in the opinion of our board of directors, of material importance to the total business conducted by us and our subsidiaries as an entirety.

The term “subsidiary” means any corporation of which at least a majority of the outstanding stock having by its terms the ordinary voting power to elect a majority of its board of directors is at the time directly or indirectly owned or controlled by us, by any one or more subsidiaries, or by us and one or more subsidiaries, irrespective of whether any other class or classes of the corporation’s stock has or might have voting power by reason of the happening of any contingency.

The term “attributable debt” means the present value at the time of determination of the lessee’s net rental payment obligation over the term, including any extensions, of any lease entered into in connection with a sale and lease-back transaction. The present value will be determined by using a discount rate equal to the weighted average yield to maturity of the notes then outstanding, compounded semiannually. The average will be weighted by the principal amount of the notes.

The term “funded debt” means debt which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date the debt is created.

Consolidation, Merger and Sale of Assets

We shall not consolidate or merge with or into any other Person or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to any Person, and we shall not permit any Person to consolidate or merge with or into us or to sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to us, unless:

•

in case we consolidate or merge with or into another Person or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to any Person, the Person formed by such consolidation or into which we are merged or the Person which acquires by sale, lease, transfer or otherwise, our assets substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to the indenture) on all the notes and the performance of every covenant of the indenture on our part to be performed or observed;

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immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiary’s obligation as a result of such transaction as having been incurred by us or our subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

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if as a result of any such consolidation or merger or such sale, lease, transfer or other disposition our assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the indenture, we or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the notes equally and ratably with (or prior to) all indebtedness secured thereby; and

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we have delivered to the trustee an officers certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, sale, lease, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable section of the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Modification

The indenture will provide that modifications and amendments of the indenture may be made by us and the trustee under the indenture only with the consent of the holders of not less than a majority in aggregate principal amount of the notes issued under the indenture and affected by such modification or amendment. However, without the consent of any holders of notes, we and the trustee may supplement the indenture in respect of the matters described in the accompanying prospectus under “Description of Debt Securities — Meetings, Modification and Waiver.”

No such modification or amendment may, without the consent of each holder of the notes affected thereby:

•	change the maturity of the principal of, or any installment of principal of or interest on, any such note,

•	reduce the principal amount of, or any premium or interest on, any such note,

•	change the coin or currency in which any such note or any premium or interest thereon is payable,

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impair the right to institute suit for the enforcement of any payment on or regarding the notes on or after the stated maturity of the notes (or, in the case of redemption, on or after the redemption date as described in the indenture),

•

reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

•	change any obligations of ours to maintain an office or agency in the places and for the purposes required by the indenture, or

•	modify any of the above provisions.

Defeasance

The notes are subject to our ability to defease and/or discharge as described under the caption “Description of the Debt Securities — Defeasance” in the accompanying prospectus.

Book-Entry System

All interests in the notes will be subject to the operations and procedures of The Depository Trust Company (“DTC”), Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”). The descriptions of the operations and procedures of DTC, Euroclear and Clearstream Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear and Clearstream Luxembourg and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

The Depository Trust Company, New York, NY, will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered note certificate will be issued for each issue of the notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of IP, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission. Distributions of principal and interest with respect to notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by such system’s depositary.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides Clearstream Luxembourg Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream Luxembourg.

Links have been established among DTC, Clearstream Luxembourg and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC will be linked indirectly to Clearstream Luxembourg and Euroclear through the DTC accounts of their respective U.S. depositaries.

Global Clearance and Settlement Procedures. Initial settlement for the notes will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Luxembourg Participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Luxembourg) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a note by or through a Euroclear or Clearstream Luxembourg participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day for Euroclear or Clearstream Luxembourg following DTC’s settlement date.

Although we understand that DTC, Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the notes among participants in DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Notices

Notices to holders of registered securities will be given by mail to the holder’s address as it appears in our security register.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Regarding the Trustee

The indenture contains specific limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in specific cases, or to realize on specific property received in respect of a claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if the trustee acquires any conflicting interest when the notes are in default under specified circumstances, it must eliminate the conflict within 90 days or resign unless it satisfies specified conditions.

The Bank of New York Mellon acts as trustee under various indentures of ours. We and some of our subsidiaries at various times maintain deposit accounts and conduct our banking transactions with The Bank of New York Mellon in the ordinary course of business.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of notes to holders who purchase notes at their original offering price and hold the notes as capital assets. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury Regulations (including proposed Treasury Regulations) issued thereunder, Internal Revenue Service, which we refer to as the IRS, rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances, or to holders subject to special tax rules such as (1) banks, regulated investment companies, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding notes as part of a straddle, hedge, conversion or other integrated transaction, (3) persons who mark their securities to market for U.S. federal income tax purposes or whose functional currency is not the U.S. dollar, (4) U.S. expatriates, (5) persons subject to alternative minimum taxes or (6) persons treated as partnerships for U.S. federal income tax purposes. If an entity that is treated as a partnership for U.S. federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner will generally depend on the status and the activities of the partner and the partnership. Holders that are treated as partnerships for U.S. federal income tax purposes should consult their own advisors regarding the U.S. federal income tax consequences to them and their partners of the purchase, ownership and disposition of notes.

This discussion also does not address estate taxes or state, local or foreign taxes. Prospective investors are urged to consult their own tax advisors with respect to the tax consequences of the purchase, ownership and disposition of notes in light of their own circumstances.

U.S. Holders

As used in this discussion, the term “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or an electing trust that was in existence on August 19, 1996, and was treated as a domestic trust on that date.

Interest Income and Original Issue Discount

The notes will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. As a result, the notes will not be subject to the original issue discount rules, which we refer to as the OID rules, so that, except as provided below, a U.S. holder will generally be taxed on the stated interest on the notes as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

Except as provided below, upon the sale, exchange, retirement or other taxable disposition of notes, a U.S. holder will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized by such U.S. holder and such U.S. holder’s adjusted tax basis in the notes. Any gain or loss so recognized will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held the notes for more than one year at the time of disposition. A reduced tax rate on long-term capital gain may apply to individual holders. The deductibility of capital losses is subject to limitations.

Interest Rate Adjustment

In certain circumstances, if the rating on the notes changes, we may be obligated to pay additional interest. See “Description of the Notes — Interest Rate Adjustment.” Under Treasury Regulations, if a debt instrument provides for alternative payment schedules applicable upon the occurrence of a contingency (other than a remote or incidental contingency), if the timing and amount of the payments that comprise each payment schedule are known as of the issue date, and if one of such schedules is significantly more likely than not to apply, the yield and maturity of the debt instrument are determined by assuming that the payments will be made according to that payment schedule. We intend to take the position that it is significantly more likely than not that interest payments on the notes will be made at the original issue interest rates. Therefore, we do not intend to treat the potential payment of additional interest as part of the yield to maturity of the notes. Our determination is not, however, binding on the IRS, which could challenge this position. If such challenge were successful, a U.S. holder might be required to accrue income on the notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingent payment actually occurs, it would affect the amount and timing of the income that a U.S. holder will recognize.

Repurchase Upon a Change of Control

It is possible that the IRS could assert that our redemption of the notes for an amount equal to 101% of the principal amount of the notes, under the circumstances described above under the heading “Description of the Notes — Change of Control,” results in a “contingent payment.” Under Treasury Regulations, the possibility that any “contingent payment” will be made will not affect the amount or timing of interest income a U.S. holder will recognize if there is only a remote or incidental likelihood as of the date the notes were issued that such payment will be made. We intend to take the position for U.S. federal income tax purposes that the likelihood that the notes will be so redeemed is remote or incidental. Therefore, the possibility that such payments may be made should not affect the amount or timing of income a U.S. holder will recognize unless the U.S. holder actually becomes entitled to such payments. Our determination that these contingencies are remote or incidental is not, however, binding on the IRS, which could challenge this position. If such challenge were successful, a U.S. holder might be required to accrue income on the notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingent payment actually occurs, it would affect the amount and timing of the income that a U.S. holder will recognize.

Non-U.S. Holders

As used herein, a “non-U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is classified as a nonresident alien, (ii) a foreign corporation or (iii) a foreign estate or trust.

Subject to the discussion of backup withholding below, payments of principal and interest (including OID, if any) on a note to, or on behalf of, a non-U.S. holder will not be subject to U.S. federal withholding tax, provided, that, in the case of interest:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related to us directly or constructively through stock ownership for U.S. federal income tax purposes; and

•

the non-U.S. holder certifies, under penalties of perjury, that it is not a U.S. person and provides its name and address and certain other information (generally on IRS Form W-8BEN or a suitable substitute form).

The Treasury Regulations provide alternative methods for satisfying the requirement referred to in the third bullet above, as well as special rules for certain types of entities, including foreign partnerships. President Obama has recently proposed changes to these certification requirements.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest to such holder will be subject to 30% U.S. federal withholding tax, unless such holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with such holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, such holder will be subject to U.S. federal income tax on that interest on a net income basis (although such holder will be exempt from the 30% withholding tax, provided such holder satisfies the certification requirements described above) in the same manner as if such holder were a U.S. person as defined under the Code.

Any capital gain realized by a non-U.S. holder upon the sale, exchange, redemption or other disposition of a note generally will not be subject to U.S. federal income or withholding taxes if such gain is not effectively connected with a U.S. trade or business of the non-U.S. holder and, in the case of an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of the sale or other disposition. Any capital gain effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder is taxed in the same manner as if such person were a U.S. person as defined under the Code.

If a non-U.S. holder is engaged in a trade or business in the United States and is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with such holder’s conduct of a trade or business in the United States.

Backup Withholding and Information Reporting

U.S. Holders. A U.S. holder of a note may be subject to backup withholding at applicable rates with respect to interest or principal paid on a note, unless the holder (a) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) that is exempt from withholding and, when required, demonstrates this fact, or (b) provides its taxpayer identification number, which we refer to as a TIN (which for an individual would be the holder’s Social Security number), certifies that the TIN provided is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of principal and interest to U.S. holders that are not corporations, tax-exempt organizations or qualified nominees may be subject to information reporting requirements.

Non-U.S. Holders. Under Treasury Regulations, backup withholding and information reporting on IRS Form 1099 do not apply to payments made to a non-U.S. holder if such non-U.S. holder has provided the required certification that it is a non-U.S. holder and the payor does not have actual knowledge that the holder is a U.S. holder. If the foreign office of a foreign “broker” (as defined in applicable Treasury Regulations) pays the proceeds of the sale of a note to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to any such payments by a foreign office of a broker that is, for U.S. federal income tax purposes, a U.S. person, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a “controlled foreign corporation” (generally, a foreign corporation controlled by certain U.S. shareholders) with respect to the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain other conditions are met, or the holder otherwise establishes an exemption. Any such payments by a U.S. office of a custodian, nominee or agent of a U.S. office of a broker are subject to both backup withholding at applicable rates and information reporting unless the holder certifies under penalties of perjury that it is a non-U.S. holder or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person. Each non-U.S. holder should consult such holder’s tax advisor regarding the application to such holder of the backup withholding and reporting rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the notes. In the underwriting agreement, we have agreed to sell to each underwriter severally, and each underwriter has agreed severally to purchase from us, the principal amount of notes that appears opposite the name of that underwriter below:

Underwriter	Principal Amount of Notes
Banc of America Securities LLC	$
J.P. Morgan Securities Inc.
BNP Paribas Securities Corp.
UBS Securities LLC

Total	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the notes from us, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the notes if any are purchased.

The underwriters have advised us that they propose to offer the notes to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a selling concession of up to             % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to             % of the principal amount of the notes to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In the underwriting agreement, we have agreed that:

•	we will pay our expenses related to this offering, which we estimate will be approximately $900,000; and

•

we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933 or make contribution with respect to payments which the underwriters may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of the notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided, that no such offer of the notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of the notes to the public in relation to any notes in any Relevant Member State” means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The notes are a new issue of securities with no established trading market. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. If the underwriters engage in stabilizing transactions, syndicate covering transactions or penalty bids, they may discontinue them at any time.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates, for which they have received and expect to continue to receive customary compensation. Certain of the underwriters and/or their affiliates are agents, arrangers and/or lenders under various of our credit facilities. We intend to use a portion of the net proceeds remaining from this offering, if any, including if the Tender Offers are not consummated, to make payments, including payments prior to scheduled due dates, on term loan borrowings under our term loan A facility due 2013 entered into in connection with the CBPR Acquisition. Affiliates of certain of the underwriters are lenders under this credit facility and, accordingly, may receive a portion of the net proceeds of this offering. If affiliates of the underwriters receive more than 10% of the net proceeds of this offering, this offering will be conducted in accordance with Rule 5110(h) of the Financial Industry Regulatory Authority.

We expect to deliver the notes against payment by the underwriters on or about the date specified in the last paragraph on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes (such settlement being referred to as “T+5”). Since trades in the secondary market generally settle in three business days, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact the notes initially will settle on T+5, to specify alternative settlement arrangements to prevent a failed settlement.

VALIDITY OF NOTES

The validity of the notes will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Cahill Gordon & Reindel LLP, New York, New York, will pass upon certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements, incorporated in this prospectus supplement by reference from our Current Report on Form 8-K dated May 13, 2009, the related financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K dated February 26, 2009, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Weyerhaeuser Containerboard, Packaging and Recycling Business (a Business Unit of Weyerhaeuser Company) as of December 30, 2007 and December 31, 2006, and for each of the years in the three-year period ended December 30, 2007, included in our Current Report on Form 8-K dated May 28, 2008, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited interim financial information of Weyerhaeuser Containerboard, Packaging and Recycling Business (a Business Unit of Weyerhaeuser Company) for the thirteen-week and twenty-six week periods ended June 29, 2008 and July 1, 2007, KPMG LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated August 7, 2008, included in our Current Report on Form 8-K dated February 27, 2009, incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the “1933 Act”), for their report on the unaudited interim financial information because that report is not a “report” or a “part” of this registration statement of which this prospectus supplement is a part prepared or certified by KPMG LLP within the meaning of Sections 7 and 11 of the 1933 Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the web site is http://www.sec.gov.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

We “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below that we have previously filed with the SEC (Commission File Number: 001-03157) are incorporated by reference:

•

Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 26, 2009 (except for items 6, 7 and 8 of Part II thereof and Exhibits 11 and 12 thereto, which have been updated by our Current Report on Form 8-K filed on May 13, 2009),

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 7, 2009,

•	Current Report on Form 8-K filed on May 13, 2009,

•	Current Report on Form 8-K filed on May 12, 2009,

•	Current Report on Form 8-K filed on May 11, 2009,

•	Current Report on Form 8-K filed on March 24, 2009,

•	Current Report on Form 8-K filed on March 16, 2009,

•	Current Report on Form 8-K filed on March 2, 2009,

•	Current Report on Form 8-K filed on February 27, 2009,

•	Current Report on Form 8-K filed on February 26, 2009,

•	Current Report on Form 8-K filed on January 28, 2009,

•	Current Report on Form 8-K/A filed on January 28, 2009,

•	Current Report on Form 8-K/A filed on October 17, 2008,

•	Exhibit 99.1 of Current Report on Form 8-K filed on May 28, 2008, and

•	Registration Statement on Form 8-A (as amended) filed on July 20, 1976.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of the offering of the notes shall also be deemed to be incorporated herein by reference; provided, that information furnished and not filed by us under any item of any Current Report on Form 8-K, including the related exhibits, is not incorporated herein by reference.

You can obtain any of the filings incorporated by reference herein through us or from the SEC through the SEC’s web site or at the addresses listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to International Paper Company, 6400 Poplar Avenue, Memphis, Tennessee 38197. The telephone number is: (901) 419-9000.

PROSPECTUS

International Paper Company

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

International Paper Capital Trust IV

International Paper Capital Trust VI

Trust Preferred Securities Fully and Unconditionally

Guaranteed by International Paper Company

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination, and the trusts may offer from time to time trust preferred securities.

We will provide specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “IP.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” on page 1 and any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2009.

This prospectus is part of a registration statement filed by International Paper Company and the trusts with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement. This prospectus provides you with a general description of the securities we, the trusts or any selling security holders may offer. Each time we, the trusts or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

All references to “we,” “us,” “our,” or “International Paper” in this prospectus are to International Paper Company.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

INTERNATIONAL PAPER COMPANY

We are a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. We are a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898. The address of our principal executive offices is 6400 Poplar Avenue, Memphis, Tennessee 38197 and our main telephone number is 901-419-7000.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. Unless otherwise indicated in an applicable prospectus supplement, the trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the five years in the period ended December 31, 2008.

	Year Ended December 31,
	2008		2007	2006	2005	2004
Ratio of earnings to fixed charges	—	(1)	3.77	5.27	1.41	1.42

(1)	Our deficiency in earnings necessary to cover fixed charges was approximately $1.1 billion.

For purposes of computing the ratio of earnings to fixed charges, earnings include pre-tax earnings before extraordinary items and the cumulative effect of accounting changes, interest expense, the estimated interest factor in rent expense (which, we believe, approximates one-third of rent expense), preferred dividends of subsidiaries, adjustments for undistributed equity earnings and the amortization of capitalized interest. Fixed charges include interest incurred (including amounts capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness, the estimated interest factor in rent expense and preferred dividends of subsidiaries.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities directly to the public, to the trusts or as part of a stock purchase unit. The debt securities offered by this prospectus and any applicable prospectus supplement will be our unsecured obligations and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” Forms of the indentures have been filed as exhibits to, or incorporated by reference in, the registration statement of which this prospectus is part.

We have summarized the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an applicable prospectus supplement. Copies of the indentures may be obtained from us or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, the sections or defined terms are incorporated by reference into this prospectus.

General

The indentures do not limit the amount of debt securities that we may issue under the indentures, nor do they limit us from incurring or issuing other secured or unsecured debt.

Unless otherwise specified in an applicable prospectus supplement, the debt securities issued under the senior indenture will rank equally with all of our other unsecured and unsubordinated obligations. The debt securities issued under the subordinated indenture will be subordinate and junior in right of payment, as more fully described in the subordinated indenture, to all of our senior indebtedness. See “— Subordination of Subordinated Debt Securities.”

The applicable prospectus supplement will describe the following terms and provisions as they relate to the particular series of debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	whether the debt securities are to be issuable as registered securities or bearer securities, or both;

•

whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities and, if so, the circumstances under which a global security or securities or book-entry securities may be exchanged for debt securities registered in the name of, or any transfer of a global or book-entry securities may be registered to, a person other than the depositary for such temporary or permanent global securities or book-entry securities or its nominee;

•	the price or prices, expressed as a percentage of the aggregate principal amount, at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•

the rate or rates per year at which the debt securities will bear interest, if any, and the date from which any interest will accrue and any conditions under which such interest payments may be deferred;

•

the dates on which interest payments on the debt securities are due, the regular record date for any interest payable on any debt securities which are registered securities on any interest payment date, and the extent to and the manner in which interest on a temporary global security is to be paid on the interest payment dates, if other than as described under “— Global and Book-Entry Debt Securities”;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where the principal, premium, if any, and interest on the debt securities will be payable, or the debt securities may be presented for registration of transfer or exchange;

•	the date, if any, after which and price or prices at which the debt securities may be redeemed, in whole or in part, pursuant to any optional or mandatory redemption provisions;

•

a detailed description of the terms of any optional or mandatory redemption provisions regarding a particular series of debt securities within a series or a redemption option of holders upon the conditions defined in the applicable indenture;

•

the denominations in which any debt securities, which are registered securities, will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000, and the denomination or denominations in which any debt securities which are bearer securities will be issuable, if other than the denomination of $5,000 and any integral multiple of $5,000;

•	the currency or currency units of payment of principal of and any premium, if any, and interest on the debt securities;

•	any index used to determine the amount of payments of principal of and any premium, if any, and interest on the debt securities and the manner in which the amounts will be determined;

•	the terms and conditions, if any, pursuant to which the debt securities are convertible or exchangeable into a security or securities of ours;

•	any other terms of the debt securities consistent with the provisions of the applicable indenture; and

•	descriptions of any special provisions for the payment of additional amounts regarding the debt securities. (Section 3.1)

We may also issue debt securities under the indentures upon the exercise of warrants. See “Description of Warrants.”

We may also issue debt securities as original issue discount securities, which are securities, including zero-coupon securities, which are issued at a price significantly lower than the amount payable upon their stated maturity. These securities provide that upon redemption or acceleration of the stated maturity, an amount less than the amount payable upon the stated maturity, determined in accordance with the terms of the debt securities, will become due and payable. Specific United States federal income tax considerations applicable to original issue discount securities will be described in any applicable prospectus supplement.

In addition, specific United States federal income tax or other considerations applicable to any debt securities denominated other than in United States dollars, and to any debt securities which provide for application of an index to determine principal and interest, will be described in any applicable prospectus supplement.

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities offered under this prospectus and any applicable prospectus supplement, form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph. We refer to such issuance of additional debt securities as a further issue.

Form, Exchange, Registration and Transfer

We may issue debt securities of a series in definitive form solely as registered securities, solely as bearer securities, or both. Interest coupons will be attached to bearer securities, unless otherwise indicated in an applicable prospectus supplement. (Section 2.1) The applicable indenture may also provide that debt securities of a series may be issued in temporary or permanent global form or as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in an applicable prospectus supplement for such series. (Sections 2.1 and 2.4)

Any bearer security, including any debt security that is exchangeable for a bearer security or that is in global form and is either a bearer security or exchangeable for bearer securities, will not be mailed or otherwise delivered to any location in the United States (as defined under “Limitations on Issuance of Bearer Securities”). A bearer security, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii), may not be delivered in definitive form, and no interest will be paid on them, unless the person entitled to receive it furnishes written certification of the beneficial ownership of the bearer security, as required by Treasury Regulation Sections 1.163-5(c)(2)(i)(D)(3)(i) or an electronic certificate described in Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii). For bearer securities issued in permanent global form, certification must be given in connection with notation of a beneficial owner’s interest in it upon the original issuance of the debt security. (Section 3.3) See “— Global and Book-Entry Debt Securities” and “Limitations on Issuance of Bearer Securities” below.

Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, at the option of the holder, upon request confirmed in writing, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Bearer securities surrendered in exchange for registered securities between a regular or special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that interest payment. Interest accrued at the time the bearer securities are exchanged for the registered security will be payable only to the holder of the applicable coupon when due, in accordance with the terms of the applicable indenture. Accrued interest will not be payable in respect of the registered security that is exchanged for the bearer security. Bearer securities will not be issued in exchange for registered securities. (Section 3.5)

Each bearer security, other than a temporary global bearer security, and any coupon attached thereto, will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

A book-entry security may not be registered for transfer or exchange, other than as a whole by DTC to a nominee or by a nominee to the depositary, unless:

•	DTC or its nominee notifies us that it is unwilling or unable to continue as depositary;

•	DTC ceases to be qualified as required by the applicable indenture;

•	we instruct the trustee, in accordance with the applicable indenture, that the book-entry securities will be so registrable and exchangeable;

•	an event of default has occurred and is continuing regarding the series of debt securities evidenced by the book-entry securities; or

•	other circumstances exist as are specified in an applicable prospectus supplement. (Section 3.5)

Debt securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or at the office of any transfer agent designated by us for such purposes regarding any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.

We have appointed the trustee as security registrar. (Section 3.5) If an applicable prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by us regarding any series of debt securities, we may at any time rescind the designation or may change the location through which the transfer agent acts. However, if debt securities of a series are issuable solely as registered securities, we must maintain a transfer agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, we must maintain, in addition to the security registrar, a transfer agent in a place of payment for such series that is located outside of the United States. We may at any time designate additional transfer agents regarding any series of debt securities. (Section 10.2)

Upon any redemption in part, unless otherwise indicated in an applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of, or exchange debt securities of any series during the period beginning at the opening of business 15 days before selection of any debt securities of such series for redemption, and ending at the close of business on:

•	the day the relevant notice of redemption is mailed, if debt securities of the series are issuable only as registered securities;

•	the first day of publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer securities; or

•	the day the relevant notice of redemption is mailed, if debt securities of the series may be issued as either bearer or registered securities and there is no publication;

•

register the transfer of, or exchange, any registered security or portion of a registered security that is called for redemption, except for the unredeemed portion of any registered security that is partially redeemed; or

•	exchange any bearer security called for redemption, unless exchanged for a registered security of the same series and a like tenor, and which is immediately surrendered for redemption. (Section 3.5)

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of any principal, premium, if any, and interest on bearer securities will be made, subject to any applicable laws and regulations, at the offices of the paying agents located outside the United States that we designate at various times. The paying agent may make payment by check, or by transfer to an account maintained by the payee with a bank located outside of the United States.

Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities at any interest payment date will be made only upon surrender of the applicable coupon to the paying agent. (Section 10.1) No payment regarding any bearer security will be made at any of our offices or agencies in the United States, by check mailed to any address in the United States, or by transfer to an account maintained with a bank located in the United States. However, payments of any principal, premium, if any, and interest on bearer securities denominated and payable in U.S. dollars must be made at the office of our paying agent in the Borough of Manhattan, The City of New York, but only if full payment in U.S. dollars is illegal or effectively precluded by exchange controls or similar restrictions at all offices or agencies located outside the United States. (Section 10.2)

Unless otherwise indicated in an applicable prospectus supplement:

•

payment of any principal, premium, if any, and interest on registered securities will be made at the office of the paying agent or paying agents designated by us, but we or the paying agent may make any interest payment by check mailed to the address described in the security register for the person entitled to the interest payment;

•

payment of any interest installments on registered securities will be made to the person in whose name the security is registered at the close of business on the regular record date for the interest payment; (Section 3.7)

•

the corporate trust office of the trustee in The City of New York will be designated as a paying agent for us for payments regarding debt securities which are issuable solely as registered securities; and

•

we will maintain, subject to the limitations described above in the case of bearer securities, a paying agent outside of the United States for payments regarding debt securities which are issuable solely as bearer securities or as both registered and bearer securities.

An applicable prospectus supplement will specify the name of any other paying agent located within the United States and any paying agent located outside the United States and initially designated by us for the debt securities. We may at any time designate additional paying agents, rescind the designation of any paying agent, or approve a change in the office through which any paying agent acts.

If a series of debt securities are issuable solely as registered securities, we will maintain a paying agent in each place of payment for such series.

If a series of debt securities are issuable as bearer securities we will maintain:

•

a paying agent in the Borough of Manhattan, The City of New York for payments regarding any registered securities of the series, and for payments regarding bearer securities of the series but only in the circumstances described above; and

•	a paying agent in a place of payment located outside the United States where debt securities of such series and any coupons pertaining to such series may be presented and surrendered for payment.

However, if the debt securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and that stock exchange requires, we will maintain a paying agent in London, Luxembourg, or any other required city located outside the United States, as the case may be, for the debt securities of such series. (Section 10.2)

Payment of any principal, premium, if any, and interest on book-entry securities registered in the name of any depositary or its nominee will be made to the depositary or nominee as the registered owner of the global security representing the book-entry securities. We expect the depositary, upon receipt of any payment of principal, premium, or interest, to immediately credit the participants’ accounts in an amount proportionate to their respective beneficial interests as shown on the records of the depositary or its nominee.

Neither we, the trustee, the securities registrar nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities, nor will we or they have any responsibility or liability for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

All moneys paid by us to a paying agent in respect of any principal, premium, if any, or interest on any debt security and which is unclaimed for two years after the amount becomes due and payable will be repaid to us. After that time the holder of the debt security or coupon can look only to us for payment. (Section 10.3)

Global and Book-Entry Debt Securities

If so specified in an applicable prospectus supplement, the portion of a series of debt securities which are issuable as bearer securities will initially be represented by one or more temporary or permanent global debt securities, without interest coupons, to be deposited with a common depositary in London for the Euroclear System and Clearstream Banking, S.A. for credit to the designated accounts. Unless otherwise indicated in an applicable prospectus supplement, each temporary global debt security, on or after 40 days following its issuance, may be exchanged for definitive bearer securities, definitive registered securities, all or a portion of a permanent global debt security, or any combination thereof, as specified in an applicable prospectus supplement and upon written certification in the form and to the effect described under “— Form, Exchange, Registration and Transfer.” No bearer security, including a debt security in permanent global form, that is delivered in exchange for a portion of a temporary or permanent global debt security will be mailed or otherwise delivered in connection with the exchange to any location in the United States. (Sections 3.4 and 3.5)

If debt securities to be sold in the United States are designated by us in an applicable prospectus supplement as book-entry securities, a global security representing the book-entry securities will be deposited in the name of Cede & Co. as nominee for DTC representing the debt securities to be sold in the United States. Upon deposit of the book-entry securities, DTC will credit an account maintained or designated by an institution to be named by us or any purchaser of the debt securities represented by the book-entry securities with an aggregate amount of debt securities equal to the total number of debt securities that have been so purchased. An applicable prospectus supplement will describe the specific terms of any depositary arrangement regarding any portion of a series of debt securities to be represented by one or more global securities. Beneficial interests in the debt securities will only be evidenced by, and transfers of the debt securities will only be effected through, records maintained by DTC and the institutions that are its participants.

Certain Covenants

Limitations on Liens

We have covenanted in the senior indenture that with regard to the senior debt securities, we will not, nor will we permit any subsidiary (as defined below) to, issue, assume or guarantee any debt for money borrowed that is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any forestlands or principal manufacturing facility (each as defined below) owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such debt, that the senior debt securities are secured equally and ratably with, or with preference to, that debt. The foregoing restrictions will not apply to the following:

•

mortgages on any property acquired, constructed or improved by us or any subsidiary after April 12, 1999 which are created or assumed contemporaneously with, or within 180 days after such acquisition (or, in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or mortgages on any property existing at the time of acquisition thereof; provided, that in the case of any such construction or improvement the mortgage shall not apply to any property theretofore owned by us or any subsidiary other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

•	mortgages on any property acquired from a corporation that is merged with or into us or a subsidiary, or mortgages outstanding at the time any corporation becomes a subsidiary;

•	mortgages in favor of us or any subsidiary; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any mortgage listed above; provided, however, that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

The following types of transactions, among others, will not be deemed to create debt secured by a mortgage:

•

the sale, mortgage or other transfer of timber in connection with an arrangement under which we are, or a subsidiary is, obligated to cut such timber or a portion of such timber to provide the transferee with a specified amount of money however determined; and

•

the mortgage of any of our property or any subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of refinancing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages. (Section 10.7 of senior indenture)

However, we or any of our subsidiaries may, without securing the senior debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions; provided, that the aggregate amount of secured debt that we may issue, assume or guarantee will not exceed 10% of the net tangible assets of us and our consolidated subsidiaries as of the latest fiscal year-end, when considered together with all other such secured debt and attributable debt (as defined below) then existing in respect of sale and lease-back transactions (as defined below) of us and our subsidiaries, other than sale or lease-back transactions whose proceeds were applied to the retirement of funded debt (as defined below). (Section 10.7 of senior indenture)

The term “net tangible assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, excluding current maturities of long-term debt, commercial paper and other short-term indebtedness, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in such aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of us and our consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

Limitation on Sale and Lease-Back Transactions

We will not, nor will we permit any subsidiary to, lease from any Person any forestlands or principal manufacturing facility (except for temporary leases for a term of not more than three years) which was owned (and in the case of any such principal manufacturing facility, placed in commercial operation by us or a subsidiary for more than 180 days) and then sold or transferred to that Person by us or a subsidiary (a “sale and lease-back transaction”), unless either:

•

we or the subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased, in an amount equal to the attributable debt regarding such sale and lease-back transaction, without equally and ratably securing the senior debt securities pursuant to the covenant described above under “— Limitation on Liens”; or

•

we apply, or covenant that we will apply, an amount equal to the fair value of the leased property, as determined by our board of directors, to the retirement, within 180 days of the effective date of any such sale and lease-back transaction, of the senior debt securities or our funded debt which ranks on a parity with the senior debt securities. (Section 10.8 of senior indenture)

The term “forestlands” means at any time property in the United States which contains standing timber which is, or is expected upon completion of a growth cycle then in process to become, of a commercial quantity and merchantable quality. However, this does not include any land which at the time is held by, or has been, or after the date of this prospectus is, transferred to a subsidiary primarily for development and/or sale rather than for the production of lumber or other timber products. (Section 1.1 of senior indenture)

The term “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof. (Section 1.1 of senior indenture)

The term “principal manufacturing facility” means any paperboard, paper or pulp mill, or paper converting plant of ours or any subsidiary which is located within the United States, other than any mill or plant or portion thereof which:

•

is financed by obligations issued by a state, territory, or possession of the United States, any political subdivision, or the District of Columbia, the interest on which is excludible from its holders’ gross income pursuant to the provisions of Section 103(a) of the Internal Revenue Code or any successor to such provision, as in effect at the time the obligations are issued; or

•	is not, in the opinion of our board of directors, of material importance to the total business conducted by us and our subsidiaries as an entirety. (Section 1.1 of senior indenture)

The term “subsidiary” means any corporation of which at least a majority of the outstanding stock having by its terms the ordinary voting power to elect a majority of its board of directors is at the time directly or indirectly owned or controlled by us, by any one or more subsidiaries, or by us and one or more subsidiaries, irrespective of whether any other class or classes of the corporation’s stock has or might have voting power by reason of the happening of any contingency. (Section 1.1 of senior indenture)

The term “attributable debt” means the present value at the time of determination of the lessee’s net rental payment obligation over the term, including any extensions, of any lease entered into in connection with a sale and leaseback transaction. The present value will be determined by using a discount rate equal to the weighted average yield to maturity of the senior debt securities then outstanding, compounded semiannually. The average will be weighted by the principal amount of the senior debt securities of each series or, in the case of original issue discount securities, the amount to be determined as provided in the definition of “outstanding” in the applicable senior indenture. (Section 1.1 of senior indenture)

The term “funded debt” means debt which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date the debt is created. (Section 1.1 of senior indenture)

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in an applicable prospectus supplement, we shall not consolidate or merge with or into any other Person or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to any Person, and we shall not permit any Person to consolidate or merge with or into us or to sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to us, unless:

•

in case we consolidate or merge with or into another Person or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to any Person, the Person formed by such consolidation or into which we are merged or the Person which acquires by sale, lease, transfer or otherwise, our assets substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to the indenture) on all the notes and the performance of every covenant of the indenture on our part to be performed or observed;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiary’s obligation as a result of such transaction as having been incurred by us or our subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

•

if as a result of any such consolidation or merger or such sale, lease, transfer or other disposition our assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the indenture, we or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the notes equally and ratably with (or prior to) all indebtedness secured thereby; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, sale, lease, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable section of the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

The subordinated debt securities will, to the extent described in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness (as defined below). Upon any payment or distribution of assets to creditors pursuant to any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of ours, the holders of senior indebtedness will be entitled to payment in full of any principal, premium, if any, and interest on such senior indebtedness, before the holders of the subordinated debt securities will be entitled to any payment in respect of any principal, premium, if any, or interest on the subordinated debt securities. (Section 16.2 of subordinated indenture) Because of the subordination, our creditors may ratably recover less than the holders of senior indebtedness, and more than the holders of the subordinated debt securities, upon liquidation or insolvency.

If the maturity of any subordinated debt securities is accelerated, the holders at that time of all senior indebtedness then outstanding will first be entitled to receive payment in full of all amounts due thereon, before the holders of the subordinated debt securities will be entitled to receive any payment of any principal, premium, if any, and interest on the subordinated debt securities. (Section 16.3 of subordinated indenture)

No principal, premium, or interest payments may be made in respect of the subordinated debt securities if:

•	a default in any payment has occurred and is continuing regarding any senior indebtedness;

•	an event of default resulting in the acceleration of the maturity of any senior indebtedness has occurred and is continuing; or

•	any judicial proceeding is pending regarding any such default. (Section 16.4 of subordinated indenture)

For purposes of the subordination provisions of the subordinated indenture, the payment, issuance and delivery of cash, property or securities, other than stock and our specified subordinated securities, upon conversion of a subordinated debt security, is a principal payment in respect of the subordinated debt security.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, including indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. The senior debt securities constitute senior indebtedness under the subordinated indenture.

The term “senior indebtedness” includes all amounts due on and obligations incurred in connection with any of the following, whether outstanding at the date the subordinated indenture is executed or incurred or created after the subordinated indenture is executed, unless the instrument creating or evidencing the obligation provides that it is not senior in right of payment to the subordinated debt securities, or is equally senior with or junior to the subordinated debt securities: (Section 1.1 of subordinated indenture)

•	our indebtedness, obligations and other liabilities, contingent or otherwise, incurred for money borrowed or evidenced by bonds, debentures, notes or similar instruments;

•

our reimbursement obligations and other liabilities, contingent or otherwise, regarding letters of credit, bankers’ acceptances issued for our account, interest rate protection agreements or currency exchange or purchase agreements;

•

obligations and liabilities, contingent or otherwise, in respect of leases by us as lessee which are accounted for as capitalized lease obligations on our balance sheet in accordance with generally accepted accounting principles;

•

all direct or indirect guarantees or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or assure a creditor against our loss in respect of, indebtedness, obligations or liabilities of another person described in any of the three immediately preceding provisions;

•

any indebtedness described in any of the four immediately preceding provisions and which is secured by any mortgage, pledge, lien or other encumbrance existing on property owned or held by us, regardless of whether the indebtedness secured thereby has been assumed by us; and

•

any deferrals, renewals, extensions and refunds of, or amendments, modifications or supplements to, any indebtedness, obligation or liability described in any of the five immediately preceding provisions.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Conversion Rights

If applicable, the terms pursuant to which debt securities of any series are convertible into or exchangeable for our common stock or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our common stock or our other securities to be received by the holders of debt securities would be subject to adjustment.

Events of Default

Each of the follow events is an event of default under the applicable indenture, regarding debt securities of any series, unless otherwise indicated in an applicable prospectus supplement:

•

failure to pay any interest on a debt security of such series when due, continuing for 30 days, and in the case of the subordinated indenture, whether or not the payment is prohibited by the subordination provisions;

•

failure to pay any principal of or premium on any debt security of such series when due, and in the case of the subordinated indenture, whether or not the payment is prohibited by the subordination provisions;

•

failure to deposit any sinking fund payment when due, in respect of any debt security of such series, and in the case of the subordinated indenture whether or not the deposit is prohibited by the subordination provisions;

•

our failure to perform any other covenant under the applicable indenture or debt security, other than one included solely for the benefit of a series of debt securities other than such series, and continuing for 60 days after written notice has been provided in accordance with the applicable indenture;

•	specific events in bankruptcy, insolvency or reorganization involving us; and

•	any other event of default regarding the debt securities of such series. (Section 5.1)

If an event of default regarding the outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the applicable indenture, the principal amount of the debt securities of such series to be due and immediately payable.

For any debt security that is an original issue discount security or whose principal amount is not then determinable, the amount due and immediately payable is that portion of the principal amount of the debt security (or other amount in lieu of the principal amount) as is specified in the terms of the debt security. At any time after a declaration of acceleration regarding debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under specific circumstances, rescind and annul such acceleration. (Section 5.2)

The indentures provide that, subject to the trustee’s duty to act with the required standard of care during default, the trustee has no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless the holders have offered reasonable indemnity to the trustee. (Sections 6.1) Subject to the trustee indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, regarding the debt securities of such series. (Section 5.12)

We will annually furnish to the applicable trustee a statement as to the performance of obligations under the applicable indenture and as to any default in performance.

Defeasance

We may, if so specified regarding any particular series of debt securities, discharge our indebtedness and certain of our obligations under the applicable indenture, by depositing with the applicable trustee funds or obligations issued or guaranteed by the United States, unless an applicable prospectus supplement indicates otherwise.

Defeasance and Discharge. The indentures provide that, if so specified regarding the debt securities of any series, we will be discharged from all obligations in respect of the debt securities of such series upon deposit in trust of cash and/or U.S. government obligations with the applicable trustee, the payment of interest and principal upon which will provide sufficient cash to pay any principal, premium, each installment of interest, and any sinking fund payments on the debt securities of such series at the stated maturity of such payments and in accordance with the terms of the applicable indenture and debt securities of such series. This will include, in the case of subordinated debt securities, the subordination provisions described under “— Subordination of Subordinated Debt Securities.”

The term “U.S. government obligations” means direct obligations of the United States or of an agency or instrumentality of the United States that is, or is unconditionally guaranteed as, a full faith and credit obligation of the United States and that is not callable or redeemable at the option of the issuer thereof. The term also includes certain depository receipts with respect to such obligations.

Such a deposit in trust may be made only if, among other things, the following conditions are met:

•

we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to United States federal income tax as if no deposit, defeasance and discharge had occurred, which opinion will be based upon either of the following:

•	we having received a ruling from the Internal Revenue Service, or the Internal Revenue Service having published such a ruling; or

•	there having been a change in applicable United States federal income tax law since the date of the applicable indenture; and

•

we have delivered to the applicable trustee an opinion of counsel to the effect that such deposit, defeasance and discharge will not result in the delisting of the debt securities of such series, if then listed on any domestic or foreign securities exchange; and

•	in the case of the subordinated debt securities:

•	no default in the payment of any principal, premium, if any, or interest on any senior indebtedness will have occurred and be continuing; or

•	no other default regarding any senior indebtedness will have occurred and be continuing and have caused the acceleration of the senior indebtedness. (Section 4.3)

The restrictions within this provision will not apply to specific obligations relating to:

•	temporary debt securities and exchange of debt securities,

•	registration of transfer or exchange of debt securities of such series,

•	replacement of stolen, lost or mutilated debt securities of such series,

•	maintenance of paying agencies to hold monies for payment in trust, and

•	payment of any additional amounts required as a result of United States withholding taxes imposed on payments to non-United States persons.

Defeasance of Certain Obligations. The senior indenture provides that, if so specified regarding the senior debt securities of any series, we may omit compliance with the covenants described under “— Certain Covenants” and any other covenants applicable to the senior debt securities which are subject to covenant defeasance, and that such omission will not be an event of default regarding the debt securities of such series, upon a deposit in trust with the trustee. Such deposit in trust must be of cash and/or U.S. government obligations, which through the scheduled payment of interest and principal thereon will provide sufficient cash to pay any principal, premium, each installment of interest, and any sinking fund payments on the senior debt securities of such series at the stated maturity of such payments in accordance with the senior indenture and senior debt securities of such series. Our obligations under the senior indenture and senior debt securities of such series, other than regarding such covenant, will remain in full force and effect.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•

the holders of the senior debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of specific obligations and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred; and

•

the senior debt securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of the deposit and defeasance. (Section 10.11 of senior indenture)

In the event we exercise our option to omit compliance with the covenants described under “— Certain Covenants” regarding the senior debt securities of any series, as described above, and the senior debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of money and U.S. government obligations on deposit with the trustee must be sufficient to pay amounts due on the senior debt securities of such series at the time of their stated maturity, but may be insufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from the default. We will in any event remain liable for the payments as provided in the senior indenture.

Meetings, Modification and Waiver

Unless otherwise indicated in an applicable prospectus supplement, modifications of and amendments to the indentures may be made by us and the trustee under the applicable indenture only with the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the outstanding debt securities issued under the applicable indenture and affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder of the outstanding debt security affected thereby, do any of the following:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, premium, if any, or interest on, any debt security;

•	change any obligation of ours to pay additional amounts;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any debt security or any premium or interest thereon is payable;

•

impair the right to institute suit for the enforcement of any payment on or regarding any debt security on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date as described in the indenture);

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security, if applicable;

•	modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities, in the case of the subordinated indenture;

•

reduce the percentage of the holders, in principal amount, of any series of outstanding debt securities whose consent is required to either modify or amend the applicable indenture, to waive compliance with specific provisions of the applicable indenture, or to waive specific defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	change any obligations of ours to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modify any of the above provisions. (Section 9.2)

However, without the consent of any holders of debt securities, we and the trustee may supplement the indentures to, among other things:

•	reflect that another entity has succeeded us and assumed our covenants under the applicable indenture and any debt securities;

•

add to our covenants for the benefit of the holders of debt securities (and if the covenants are to be for the benefit of less than all series of debt securities, stating which series are entitled to benefit) or to surrender any right or power conferred upon us;

•	add any additional events of default;

•	provide additional provisions for bearer debt securities so long as the action does not adversely affect the interests of holders of any debt securities in any material respect;

•

change or eliminate any of the provisions of the applicable indenture, provided that any change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision;

•	establish the form or terms of any series of debt securities and any related coupons provided by the applicable indenture;

•

make provision with respect to the conversion rights of holders pursuant to the applicable indenture, including providing for the conversion of the debt securities into any security or property (other than our common stock);

•	secure the notes pursuant to the requirements described above under “— Certain Covenants”;

•	change the trustee or provide for any additional trustee; or

•

cure any ambiguity or correct or supplement any inconsistency in the indenture or in the notes or make any other provisions necessary or desirable, as long as the action shall not adversely affect the interest of the holders of the notes in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of such series of debt securities, waive, insofar as such series is concerned, compliance by us with specific restrictive provisions of the applicable indenture, unless a greater percentage is specified in the applicable prospectus supplement. (Section 10.10 of senior indenture) The holders of at least a majority in aggregate principal of the outstanding debt securities of each series may, on behalf of all holders of such series of debt securities and any coupons pertaining thereto, waive any past default under the applicable indenture, except a default:

•	in any payment of principal, premium, if any, or interest on any debt security of such series; and

•

in respect of a covenant or provision of the applicable indenture and the debt securities, if applicable, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected. (Section 5.13)

The applicable indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder, or are present at a meeting of holders of debt securities for quorum purposes, the following will apply:

•

the outstanding principal amount of an original issue discount security will be the amount of the principal of the security that would be due and payable as of the date of determination, upon acceleration of the maturity thereof;

•

the principal amount of a debt security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date the debt security was originally issued, of the principal amount of the debt security;

•

the principal amount of an original issue discount security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date of original issuance of the debt security, of the amount that would be due and payable as of the date of determination, upon acceleration of the maturity thereof. (Section 1.1)

The applicable indenture will contain provisions for convening meetings of the holders of debt securities of a series if debt securities of such series are issuable as bearer securities. (Section 13.1) A meeting may be called at any time by the trustee, or upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series. In either case, notice of the meeting must be given in accordance with “— Notices” below. (Section 13.2)

Unless otherwise provided in an applicable prospectus supplement, except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series.

Additionally, any resolution regarding any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present. Adoption of a resolution is accomplished by the affirmative vote of the holders of the specified percentage in the principal amount of the outstanding debt securities of such series, except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above.

Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of such series and the related coupons. The quorum at any meeting that is called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series. (Section 13.4)

Notices

Except as otherwise provided in the applicable indenture, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York and in any other city or cities specified in the debt securities. Notices to holders of registered securities will be given by mail to the holder’s address as it appears in the Security Register. (Sections 1.1, 1.6)

Title

Title to any temporary global debt security, any bearer securities, including bearer securities in permanent global form, and any coupons appertaining to the securities will pass by delivery. We, the trustee and any agent of ours or the trustee’s may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the absolute owner (whether or not the debt security or coupon will be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 3.8)

Replacement of Debt Securities and Coupons

Any mutilated debt security or a debt security with a mutilated coupon appertaining thereto will be replaced by us at the expense of the holder upon surrender of the debt security to the trustee. Debt securities or coupons that became destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery of the trustee of the debt security and coupons or evidence of the destruction, loss or theft satisfactory to us and the trustee; in the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new debt security in exchange for the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt security or coupon before a replacement debt security will be issued. (Section 3.6)

Governing Law

The indentures, the debt securities and the coupons will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws. (Section 1.13)

Regarding the Trustee

The indentures contain specific limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in specific cases, or to realize on specific property received in respect of a claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must eliminate the conflict within 90 days and apply to the SEC for permission to continue or resign.

The Bank of New York Mellon (formerly known as The Bank of New York) acts as trustee under various indentures. We and some of our subsidiaries at various times maintain deposit accounts and conduct our banking transactions with The Bank of New York Mellon in the ordinary course of their business. The applicable prospectus supplement will describe the relationships between us and/or certain of our subsidiaries and any other trustee named in the applicable prospectus supplement.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

In compliance with United States federal tax laws and regulations, bearer securities (including debt securities that are exchangeable for bearer securities and debt securities in permanent global form that are either bearer securities or exchangeable for bearer securities) may not be offered, sold, resold or delivered, directly or indirectly, in connection with their original issuance in the United States or to United States persons, each as defined below, except as otherwise permitted by Treasury Regulations Section 1.163-5(c) (2) (i) (D) including offers and sales to offices of United States financial institutions (as defined in Treasury Regulations Section 1.165-12(c) (1) (iv)) located outside the United States and which agree in writing to comply with the requirements of Section 165(j) (3) (A),(B) or (C) of the Internal Revenue Code and the regulations thereunder. Any underwriters, agents and dealers participating in the offering of debt securities, directly or indirectly, must agree in writing that they will not offer, sell or resell any bearer securities to persons within the United States or to United States persons (except as described above) or deliver bearer securities within the United States other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, agents and dealers must represent in writing that they have in effect, in connection with the offer and sale of the debt securities, procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling the debt securities are aware that bearer securities cannot be offered or sold to a person who is within the United States or is a United States person except as otherwise permitted by Treasury Regulation Section 1.163-5(c) (2) (i) (D). Furthermore, the owner of the obligation, or the financial institution or clearing organization through which the owner holds the obligation, must certify to us that the owner is not a United States person.

Bearer securities and any coupons attached thereto will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287 (a) of the United States Internal Revenue Code.”

The sections referred to in the above legend provide that, with exceptions, a United States person who holds the bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of the bearer security or coupon.

Purchasers of bearer securities may be affected by limitations under United States tax laws. The applicable prospectus supplement will describe the limitations for any bearer securities relating thereto.

For purposes of the laws and regulations described in this section, “United States person” means:

•	an individual who is, for United States federal income tax purposes, a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

“United States” means the United States of America, including the States and the District of Columbia, its territories and its possessions.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock at December 31, 2008 consisted of 990,850,000 shares of common stock, $1 par value; 400,000 shares of cumulative $4 preferred stock, without par value (stated value $100 per share); and 8,750,000 shares of serial preferred stock, $1 par value.

Common Stock

Subject to the rights of the holders of any shares of our preferred stock or $4 preferred stock, which may at the time be outstanding, common stock holders are entitled to receive dividends as may be declared at various times by the board of directors out of legally available funds.

The common stock holders are entitled to one vote per share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Common stock holders are entitled to receive, upon any liquidation of International Paper, all remaining assets available for distribution to shareholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may then be issued and outstanding. The outstanding shares of common stock are, and the shares offered pursuant to any applicable prospectus supplement will be, fully paid and nonassessable. The common stock holders have no preemptive, conversion or redemption rights. The common stock is listed on the New York Stock Exchange. The registrar and transfer agent for the common stock is BNY Mellon Shareowner Services.

Our restated certificate of incorporation, which previously provided for three classes of directors with each class being elected for the term of three years, was amended on May 12, 2008 to eliminate classes of directors and implement the annual election of our directors beginning at our annual meeting in 2009 for those directors to be elected at such meeting. The directors elected at or prior to our annual meeting on May 12, 2008 will serve a term of three years.

Serial Preferred Stock

The following summarizes briefly some general terms of our preferred stock. You should read the terms of any series of preferred stock, which will be described in more detail in an applicable prospectus supplement. If indicated in an applicable prospectus supplement, the terms of any series may differ from the terms described below. You should also read the more detailed provisions of our restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, for provisions that may be important to you.

General

Under our restated certificate of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of up to 8,750,000 shares of preferred stock. The preferred stock may be issued in one or more series, with specific designations of:

•	titles;

•	dividend rates;

•	any redemption provisions;

•	special or relative rights in the event of the liquidation, dissolution, distribution or winding up of International Paper;

•	any sinking fund provisions;

•	any conversion provisions;

•	any voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as will be described as and when established by our board of directors.

The shares of each series of preferred stock will be, when issued, fully paid and non-assessable and holders will have no preemptive rights in connection with the shares.

So long as any shares of $4 preferred stock are outstanding, the preferences, privileges and voting powers, if any, of the shares of preferred stock of any series, and the restrictions or qualifications thereof will be subject to the preferences, privileges and voting powers, if any, of the shares of $4 preferred stock and the restrictions and qualifications of those shares.

Rank

Each series of preferred stock will, regarding rights on liquidation, winding up and dissolution, rank:

•

senior to all classes of common stock and to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to each series of preferred stock. We refer to these securities as the junior liquidation securities;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank on a parity with each series of preferred stock. We refer to these securities as parity liquidation securities; and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to each series of preferred stock, including the $4 preferred stock.

In addition, each series of preferred stock will, regarding dividend rights, rank:

•

senior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to each series of preferred stock and, to the extent provided in the applicable certificate of designation, to common stock;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank on a parity with each series of preferred stock and, to the extent provided in the applicable certificate of designation, to common stock parity dividend securities; and

•

junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to each series of preferred stock, including the $4 preferred stock. As used in any certificate of designation for these purposes, the term equity securities will not include debt securities convertible into or exchangeable for equity securities.

Dividends

Preferred stock holders will be entitled to receive, when and if declared by our board of directors out of legally available funds, cash dividends at the rates and on the dates described in an applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books, or if applicable, the records of the depositary referred to below under the caption “— Description of Depositary Shares,” on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative.

No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of preferred stock, unless dividends will have been paid or set apart for the payment on the parity dividend securities. If full dividends are not so paid, each series of preferred stock will share dividends pro rata with the parity dividend securities.

Conversion and Exchange

The applicable prospectus supplement for each series of preferred stock will state the terms, if any, that shares of such series are convertible into shares of another series of preferred stock or common stock or exchangeable for another series of preferred stock, common stock or debt securities of ours. Our common stock is described above under the caption “— Common Stock.”

Redemption

A series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holders of the shares and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices described in the applicable prospectus supplement relating to the series.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors, or by any other method determined by our board of directors to be equitable. On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock that are called for redemption, and all rights of the holders of the shares will end except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of International Paper, holders of each series of preferred stock that ranks senior to the junior liquidation securities will be entitled to receive, out of our assets available for distribution to shareholders, before any distribution is made on any junior liquidation securities (including common stock), distributions upon liquidation in the amount described in an applicable prospectus supplement relating to each series of preferred stock, plus any accrued and unpaid dividends.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of International Paper, the amounts payable regarding the preferred stock of any series and any other parity liquidation securities are not paid in full, the holders of the preferred stock of the series and the parity liquidation securities will share ratably in any distribution of our assets, in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting Rights

Except as indicated below or in an applicable prospectus supplement relating to a particular series of preferred stock or except as expressly required by applicable law, the holders of shares of preferred stock will have no voting rights.

Our $4 Preferred Stock

Our $4 preferred stock is senior to the common stock and the preferred stock as to the payment of dividends and distributions of assets on liquidation, dissolution or winding up of International Paper. The $4 preferred stock bears a dividend of $4.00 per share per annum from our surplus or net profits, but only when and as declared by our board of directors. Dividends on the $4 preferred stock are cumulative. Such dividends are payable quarterly in each year on the dates as at various times may be fixed by our board of directors. Accumulated dividends do not bear interest.

If dividends on all outstanding shares of the $4 preferred stock for all past quarterly dividend periods and the then current quarterly period have not been paid in full or declared and set apart for payment, no dividends, other than those dividends payable in stock ranking junior to the $4 preferred stock, will be declared or paid or set apart for payment on, nor will any distribution be made to, any class of stock ranking junior to the $4 preferred stock.

Holders of the $4 preferred stock have no general voting rights but have the right to vote in specified circumstances.

If at the time of any annual meeting of shareholders, dividends have not been paid on the shares of the $4 preferred stock in an aggregate amount equal to four full quarterly dividends, whether consecutive or not, then at the annual meeting, the holders of the $4 preferred stock will have the sole right, to the exclusion of all other classes of stock, to vote for and elect one-third, or the nearest whole number thereto, of the total number of directors to be elected at the annual meeting and thereafter at all meetings for the election of directors until all arrearages of dividends accumulated on the $4 preferred stock for all preceding dividend periods have been paid or declared and set apart for payment. Whenever all arrearages of dividends have been paid or declared and set apart for payment, all powers of the holders of the $4 preferred stock to vote for directors will end, and the tenure of all directors elected by them will automatically end.

So long as any shares of the $4 preferred stock are outstanding, we may not, without first obtaining a majority vote of the holders of the outstanding shares of the $4 preferred stock:

•	increase the authorized number of shares of $4 preferred stock;

•	authorize, create or issue stock of any class ranking on a parity with the $4 preferred stock as to the payment of dividends or distributions upon dissolution, liquidation or winding up; or

•	sell, lease or otherwise dispose of all or substantially all of our assets, otherwise than by merger or consolidation.

In addition, so long as any shares of $4 preferred stock are outstanding, we may not, without first obtaining the vote of holders of at least two-thirds of the outstanding shares of $4 preferred stock, authorize, create or issue stock of any class ranking, as to the payment of dividends or distribution upon dissolution, liquidation or winding up, senior to the $4 preferred stock.

Our restated certificate of incorporation, as amended, provides that for so long as any shares of preferred stock are outstanding, we will not issue any shares of $4 preferred stock without first obtaining the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock.

Upon the dissolution, liquidation or winding up of International Paper, the holders of the $4 preferred stock will be entitled to receive out of our net assets, whether represented by capital or surplus, the following:

•	if the dissolution, liquidation or winding up is voluntary, cash in an amount per share of $105; and

•	if the dissolution, liquidation or winding up is involuntary, cash in the amount of $100 per share.

In addition, holders will be entitled to receive, in either case, an amount equal to all dividends accrued and unpaid on shares up to and including the date fixed for distribution, whether or not earned or declared and, in either case, before any distribution of the assets to be distributed is made to the holders of stock ranking junior to the $4 preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in an applicable prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus is a part.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock as described below.

The shares of each series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred stock on the basis described in an applicable prospectus supplement for such series of preferred stock, but holders of whole shares of preferred stock will not thereafter be entitled to deposit the preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred stock of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred stock of such series. Every holder of an outstanding depositary receipt at the time any of the amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by us or the depositary only after:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of International Paper.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as other types of warrants to purchase securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants;

•	the securities (which may include common stock, preferred stock or depositary shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

if applicable, the designation and terms of the common stock, preferred stock or depositary shares with which the warrants are issued, and the number of the warrants issued with each share of common stock or preferred stock or each depositary share;

•	if applicable, the date on and after which the warrants and the related common stock, preferred stock or depositary shares will be separately transferable;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock or depositary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

THE TRUSTS

We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each trust and their respective trustees. The trusts are named International Paper Capital Trust IV and International Paper Capital Trust VI. We refer to the trusts, collectively, as the trusts. We have filed, as an exhibit to the registration statement of which this prospectus is a part, a form of Amended and Restated Declaration of Trust for each trust which contains the terms and conditions under which the trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that trust.

Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

•	issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

•

issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in additional series of our debt securities; and

•	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

Neither trust will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration. We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of each trust.

Each trust will have a term of 40 years, but may end earlier if its declaration so provides. We will pay all fees and expenses related to each trust and the offering of the trust preferred securities by each trust. The principal place of business of each trust is c/o International Paper Company, 6400 Poplar Avenue Memphis, Tennessee 38197. The telephone number is: (901) 419-9000.

The trustees of each trust will conduct the business and affairs of their respective trusts. The trustees’ duties and obligations will be governed by the declaration of their respective trust. Each trust’s trust common securities holders will be entitled to appoint, remove, replace, or change the number of trustees for their respective trust.

Each trust will include the following trustees:

•	at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

•

at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms described in an applicable prospectus supplement; and

•

at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust’s property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the property trustee will be The Bank of New York Mellon and the Delaware trustee will be BNY Mellon Trust of Delaware, with its Delaware office located at 100 White Clay Center Drive, Newark, Delaware 19711.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

Each declaration will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

The trust preferred securities will be guaranteed by us as described below under “— Trust Guarantees” and will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

Refer to the applicable prospectus supplement relating to the trust preferred securities of each trust for specific terms, including:

•	the distinctive designation of trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•

whether distributions on trust preferred securities issued by the trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the trust will be cumulative;

•	the amount or amounts which will be paid out of the assets of the trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•

the terms and conditions, if any, under which trust preferred securities may be converted into shares of our capital stock, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•

the obligation, if any, of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•

the voting rights, if any, of trust preferred securities issued by the trust in addition to those required bylaw, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust that are consistent with the applicable declaration or applicable law.

Pursuant to the applicable declaration, the property trustee will own our debt securities purchased by the applicable trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable trust, and payments upon redemption of trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under “— Trust Guarantees.”

Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each trust will also issue one series of trust common securities. Each declaration will authorize the regular trustees of a trust to issue on behalf of the trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

In the future, we may form additional Delaware statutory trusts or other entities similar to the trusts, and those other trusts or entities could issue securities similar to the trust securities described in this section. In that event, we may issue debt securities to those other trusts or entities and guarantees under a guarantee agreement with respect to the securities they may issue. The debt securities and guarantees we may issue in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.

Trust Guarantees

Below is a summary of information concerning the trust guarantees which will be executed and delivered by us, at various times, for the benefit of the holders of the trust preferred securities or similar securities of other issuers similar to the trusts. The applicable prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. Copies of the trust guarantees have been filed with the Securities and Exchange Commission and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to The Bank of New York Mellon, as Guarantee Trustee and for the benefit of the trust preferred securities holders of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust will have funds legally available;

•	the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the trust; and

•

upon a liquidation of the trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the trust, the lesser of:

•	the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to the holders of the trust’s trust preferred securities in liquidation of the trust.

Covenants of International Paper. In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

•

make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank junior to or pari passu with the debt securities owned by the trust; and

•	make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

•

purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

•	reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

•	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	declare dividends or distributions in our capital stock, including stock dividends paid by us which consist of the stock of the same class as that on which any dividend is being paid;

•	redeem or repurchase any rights pursuant to a rights agreement; and

•	make payments under the trust guarantee related to the trust preferred securities.

Amendment and Assignment. Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of any trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of at least 66 2/3% in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

Termination of the Trust Guarantees. Each trust guarantee will end as to the trust preferred securities issued by the applicable trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the trust to the trust preferred securities holders; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the property trustee to be held for the benefit of the trust preferred securities of the applicable trust. The property trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the property trustee.

If the property trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable trust, and by complete performance of all obligations under the trust guarantee.

Governing Law. Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Trusts

We will agree to pay all of the costs, expenses or liabilities of the trusts, other than obligations of the trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depositary shares and number of shares of our common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’s obligations to purchase or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We and/or the trusts may sell securities from time to time in one or more transactions separately or as units with other securities. We and/or the trusts may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In addition, selling security holders may sell securities under this prospectus in any of these ways. In some cases, we and/or the trusts or dealers acting with us and/or the trusts or on our behalf and/or the trusts’ behalf may also purchase securities and reoffer them to the public. We and/or the trusts may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we and/or the trusts may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the trusts pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the trusts may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We and/or the trusts may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us and/or the trusts at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we and/or the trusts pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or the trusts against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the trusts in the ordinary course of business.

We and/or the trusts may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we and/or the trusts so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We and/or the trusts may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We and/or the trusts may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We may from time to time offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the web site is http://www.sec.gov.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supercede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below that we have previously filed with the SEC (Commission File Number: 001-03157) are incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 26, 2009,

•	Current Report on Form 8-K filed on February 27, 2009,

•	Current Report on Form 8-K filed on February 26, 2009,

•	Current Report on Form 8-K filed on January 28, 2009,

•	Current Report on Form 8-K/A filed on January 28, 2009,

•	Current Report on Form 8-K/A filed on October 17, 2008,

•	Exhibit 99.1 of Current Report on Form 8-K filed on May 28, 2008,

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2007 provided in our Proxy Statement filed on April 8, 2008, and

•	Registration Statement on Form 8-A (as amended) filed on July 20, 1976.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s web site or at the addresses listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to International Paper Company, 6400 Poplar Avenue Memphis, Tennessee 38197. The telephone number is: (901) 419-9000.

VALIDITY OF SECURITIES

The validity of the securities offered by us hereby will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. The validity of the trust preferred securities will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the trusts.

EXPERTS

The consolidated financial statements, the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Weyerhaeuser Containerboard, Packaging and Recycling Business (a Business Unit of Weyerhaeuser Company) as of December 30, 2007 and December 31, 2006, and for each of the years in the three-year period ended December 30, 2007, included in our Current Report on Form 8-K dated May 28, 2008, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited interim financial information of Weyerhaeuser Containerboard, Packaging and Recycling Business (a Business Unit of Weyerhaeuser Company) for the thirteen week and twenty-six week periods ended June 29, 2008 and July 1, 2007, KPMG LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated August 7, 2008, included in our Current Report on Form 8-K dated February 27, 2009, incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the “1933 Act”), for their report on the unaudited interim financial information because that report is not a “report” or a “part” of this registration statement of which this prospectus is a part prepared or certified by KPMG LLP within the meaning of Sections 7 and 11 of the 1933 Act.

$

International Paper Company

                    % Notes due

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 27, 2009)

                    , 2009

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan
BNP PARIBAS	UBS Investment Bank